                          REPORT OF INDEPENDENT AUDITORS



                       Stockholders and Board of Directors
                           Ambassador Apartments, Inc.


We have audited the accompanying consolidated balance sheets of Ambassador Apartments, Inc. (the "Company") as of December 31, 1997 and 1996, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the three years in the period ended December 31, 1997. Our audits also included the financial statement schedule. These financial statements and schedule are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and schedule based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Ambassador Apartments, Inc. at December 31, 1997 and 1996, and the consolidated results of its operations and its cash flows for each of the three years in the period ended December 31, 1997, in conformity with generally accepted accounting principles. Also, in our opinion, the related financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.





                                 Ernst & Young LLP

Chicago, Illinois
January 30, 1998
except for Note 19, as to which the date is March 5, 1998

                           AMBASSADOR APARTMENTS, INC.
                           CONSOLIDATED BALANCE SHEETS
                           DECEMBER 31, 1997 AND 1996
              (Dollars In Thousands, Except For Per Share Amounts)


                                                        1997           1996
                                                     ----------     ----------
 ASSETS
 Rental property:
      Land. . . . . . . . . . . . . . . . . . . . .   $88,610        $82,124
      Buildings and improvements. . . . . . . . . .   456,071        407,002
      Furniture and equipment . . . . . . . . . . .     7,073          6,166
                                                     --------       --------
                                                      551,754        495,292
 Accumulated depreciation . . . . . . . . . . . . .   (52,319)       (33,340)
                                                     --------       --------
                                                      499,435        461,952
 Cash and cash equivalents. . . . . . . . . . . . .     4,448          4,002
 Escrow deposits - restricted . . . . . . . . . . .    30,588         30,897
 Escrowed bond funds - restricted . . . . . . . . .       250            549
 Note receivable - officer. . . . . . . . . . . . .     --             1,000
 Accounts receivable. . . . . . . . . . . . . . . .     1,586          1,870
 Investment in and advances to unconsolidated
    real estate limited partnership . . . . . . . .     1,243          4,549
 Deferred financing costs, net. . . . . . . . . . .    15,404          9,640
 Other. . . . . . . . . . . . . . . . . . . . . . .     4,222          1,325
                                                     --------       --------
 Total assets . . . . . . . . . . . . . . . . . . .  $557,176       $515,784
                                                     --------       --------
                                                     --------       --------
 LIABILITIES AND EQUITY
 Bonds payable. . . . . . . . . . . . . . . . . . .  $313,097       $279,355
 Notes payable. . . . . . . . . . . . . . . . . . .    74,552         79,974
 Accrued interest . . . . . . . . . . . . . . . . .       554            913
 Real estate taxes payable. . . . . . . . . . . . .     2,348          3,837
 Tenant security deposits . . . . . . . . . . . . .     2,480          2,231
 Accounts payable and other liabilities . . . . . .     2,827          2,138
 Distributions/dividends payable. . . . . . . . . .       867            750
                                                     --------       --------
 Total liabilities. . . . . . . . . . . . . . . . .   396,725        369,198
                                                     --------       --------

 Minority interest. . . . . . . . . . . . . . . . .    28,271         32,006

 Preferred Stock, $.01 par value; 20,000,000 shares
    authorized, 1,351,351 shares of Class A Senior
    Cumulative Convertible Preferred Stock issued
    and outstanding . . . . . . . . . . . . . . . .    24,132         24,132

 Stockholders' equity:

    Common Stock, $.01 par value; 100,000,000
      shares authorized, 10,552,180 and 8,958,525
      shares issued and outstanding at December 31,
      1997 and 1996, respectively . . . . . . . . .       106             90
    Additional paid-in capital                        147,414        112,975
    Dividends in excess of accumulated earnings . .   (39,472)       (22,617)
                                                     --------       --------
 Total stockholders' equity . . . . . . . . . . . .   108,048         90,448
                                                     --------       --------
 Total liabilities and equity . . . . . . . . . . .  $557,176       $515,784
                                                     --------       --------
                                                     --------       --------

 SEE ACCOMPANYING NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                           AMBASSADOR APARTMENTS, INC.
                    CONSOLIDATED STATEMENTS OF OPERATIONS
             (DOLLARS IN THOUSANDS, EXCEPT FOR PER SHARE AMOUNTS)

                                                                   YEAR ENDED    YEAR ENDED     YEAR ENDED
                                                                   DECEMBER 31,  DECEMBER 31,   DECEMBER 31,
                                                                       1997          1996           1995
                                                                   ------------  ------------   ------------
 REVENUES:
 Rental . . . . . . . . . . . . . . . . . . . . . . . . . .           $86,183       $64,842         $49,966
 Other. . . . . . . . . . . . . . . . . . . . . . . . . . .             7,146         5,352           3,415
                                                                   ------------  ------------   ------------
 Total revenues . . . . . . . . . . . . . . . . . . . . . .            93,329        70,194          53,381
 Expenses:
 Property operating . . . . . . . . . . . . . . . . . . . .            23,241        16,853          13,477
 Real estate taxes. . . . . . . . . . . . . . . . . . . . .             8,016         6,327           5,255
 General and administrative . . . . . . . . . . . . . . . .             6,868         5,225           3,612
 Depreciation . . . . . . . . . . . . . . . . . . . . . . .            18,979        13,430           8,894
 Advertising and marketing. . . . . . . . . . . . . . . . .             1,701         1,329           1,088
 Repairs and maintenance. . . . . . . . . . . . . . . . . .             2,914         2,522           1,754
 Financing fees . . . . . . . . . . . . . . . . . . . . . .             3,025         3,272           1,466
 Bad debt . . . . . . . . . . . . . . . . . . . . . . . . .               216           434             584
 Interest . . . . . . . . . . . . . . . . . . . . . . . . .            22,569        14,145           8,903
 Amortization of deferred financing fees. . . . . . . . . .             1,393         1,829           2,792
 (Income) losses from investment in unconsolidated real
      estate limited partnerships . . . . . . . . . . . . .              (405)         (233)            320
 Merger related costs . . . . . . . . . . . . . . . . . . .               524            --              --
                                                                   ------------  ------------   ------------
 Total expenses . . . . . . . . . . . . . . . . . . . . . .            89,041        65,133          48,145
                                                                   ------------  ------------   ------------
 Income before minority interest, gain on sale of rental
      property, loss on sale of investment, loss  on sale
      of interest rate cap, and extraordinary item. . . . .             4,288         5,061           5,236
 Income allocated to minority interest. . . . . . . . . . .            (1,237)        1,883             615
                                                                   ------------  ------------   ------------
 Income before gain on sale of rental property, loss on
      sale of investment, loss on sale of interest rate
      cap and extraordinary item  . . . . . . . . . . . . .             3,051         3,178           4,621
 Gain on sale of rental property, net of minority
      interest. . . . . . . . . . . . . . . . . . . . . . .                --            --             966
                                                                   ------------  ------------   ------------
 Income before loss on sale of investment, loss on sale of
      interest rate cap and extraordinary item. . . . . . .             3,051         3,178           5,587
 Loss on sale of investment, net of minority interest . . .              (509)           --              --
                                                                   ------------  ------------   ------------
 Income before loss on sale of interest rate cap and
      extraordinary item. . . . . . . . . . . . . . . . . .             2,542         3,178           5,587
 Loss on sale of interest rate cap, net of minority
      interest. . . . . . . . . . . . . . . . . . . . . . .                --         2,084              --
                                                                   ------------  ------------   ------------
 Income before extraordinary item . . . . . . . . . . . . .             2,542         1,094           5,587
 Extraordinary item, net of minority interest . . . . . . .            (1,384)       (4,653)          4,360
                                                                   ------------  ------------   ------------
 Net income (loss). . . . . . . . . . . . . . . . . . . . .             1,158        (3,559)          9,947
 Income allocated to preferred stockholders . . . . . . . .             2,296           851              --
                                                                   ------------  ------------   ------------
 Net (loss) income applicable to common stockholders. . . .           $(1,138)      $(4,410)        $ 9,947
                                                                   ------------  ------------   ------------
                                                                   ------------  ------------   ------------
 BASIC EARNINGS PER SHARE OF
      COMMON STOCK:
 (Loss) income per weighted average share
      of common stock outstanding:
 Before extraordinary item. . . . . . . . . . . . . . . . .           $  0.02       $  0.03         $  0.62
 Extraordinary item . . . . . . . . . . . . . . . . . . . .             (0.14)        (0.52)           0.49
                                                                   ------------  ------------   ------------
 Net (loss) income. . . . . . . . . . . . . . . . . . . . .           $ (0.12)      $ (0.49)        $  1.11
                                                                   ------------  ------------   ------------
                                                                   ------------  ------------   ------------
 DILUTED EARNINGS PER SHARE OF
      COMMON STOCK:
 (Loss) income per weighted average share
      of common stock outstanding:
 Before extraordinary item. . . . . . . . . . . . . . . . .           $  0.03       $  0.03         $  0.62
 Extraordinary item . . . . . . . . . . . . . . . . . . . .             (0.14)        (0.52)           0.49
                                                                   ------------  ------------   ------------
 Net (loss) income. . . . . . . . . . . . . . . . . . . . .           $ (0.11)      $ (0.49)        $  1.11
                                                                   ------------  ------------   ------------
                                                                   ------------  ------------   ------------

 SEE ACCOMPANYING NOTES TO CONSOLIDATED FINANCIAL STATEMENTS.

                           AMBASSADOR APARTMENTS, INC.
           CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
                             (DOLLARS IN THOUSANDS)

                                                                  YEAR ENDED DECEMBER 31,
                                                             -------------------------------
                                                                1997      1996       1995
                                                             ---------  ---------  ---------
 COMMON STOCK

 Balance, beginning of year . . . . . . . . . . . . . .     $       90  $      90  $     90
      Net proceeds from common stock offering . . . . .             13         --        --
      Proceeds from exercise of stock options . . . . .              2         --        --
      Conversion of common units to common stock
            by minority interest. . . . . . . . . . . .              1         --        --
                                                             ---------  ---------  ---------
 Balance, end of year . . . . . . . . . . . . . . . . .     $     106   $     90   $     90
                                                             ---------  ---------  ---------
                                                             ---------  ---------  ---------
 ADDITIONAL PAID-IN CAPITAL

 Balance, beginning of year                                 $  112,975  $ 112,957  $ 112,943

      Net proceeds from common stock offering. . . . . .        28,833       --         --
      Proceeds from exercise of stock options. . . . . .         3,193       --         --
      Conversion of common units to common stock
            by minority interest . . . . . . . . . . . .         1,090       --         --
      Principal payments on notes receivable for
           issuance of common units. . . . . . . . . . .         1,323         18         14
                                                             ---------  ---------  ---------
 Balance, end of year. . . . . . . . . . . . . . . . . .    $  147,414  $ 112,975  $ 112,957
                                                             ---------  ---------  ---------
                                                             ---------  ---------  ---------
 DIVIDENDS IN EXCESS OF
      ACCUMULATED EARNINGS

 Balance, beginning of year. . . . . . . . . . . . . . .    $  (22,617) $  (3,874) $ (3,071)
      Net (loss) income applicable to common
           stockholders. . . . . . . . . . . . . . . . .        (1,138)    (4,410)     9,947
      Dividends to common stockholders . . . . . . . . .       (15,717)   (14,333)   (10,750)
                                                             ---------  ---------  ---------
 Balance, end of year. . . . . . . . . . . . . . . . . .    $  (39,472) $ (22,617) $  (3,874)
                                                             ---------  ---------  ---------
                                                             ---------  ---------  ---------

SEE ACCOMPANYING NOTES TO CONSOLIDATED FINANCIAL STATEMENTS.

                            AMBASSADOR APARTMENTS, INC.
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                             (DOLLARS IN THOUSANDS)

                                                                   YEAR ENDED      YEAR ENDED    YEAR ENDED
                                                                  DECEMBER 31,    DECEMBER 31,   DECEMBER 31,
                                                                      1997            1996          1995
                                                                  ------------   ------------   ------------
 OPERATING ACTIVITIES:
      Net income (loss) . . . . . . . . . . . . . . . . . . .       $  1,158       $ (3,559)      $  9,947
      Adjustments to reconcile net income(loss)  to net cash
           provided  by operating activities:
           Depreciation . . . . . . . . . . . . . . . . . . .          18,979         13,430         8,894
           Bad debt expense . . . . . . . . . . . . . . . . .             216            434           584
           Amortization of deferred financing fees. . . . . .           1,393          1,829         2,792
           (Income) losses from investment in unconsolidated
                real estate limited partnerships. . . . . . .            (405)          (233)          320
           Income allocated to minority interest. . . . . . .           1,237          1,883           615
           Gain on sale of rental property, net of minority
                interest. . . . . . . . . . . . . . . . . . .             --              --          (966)
           Loss on sale of investment, net of minority
                interest. . . . . . . . . . . . . . . . . . .             509             --            --
           Loss on sale of interest rate cap, net of minority
                interest. . . . . . . . . . . . . . . . . . .              --          2,084            --
           Extraordinary item, net of minority interest . . .           1,384          4,653        (4,360)
           Write-off of deferred letter of credit fees  . . .              --             --         1,374
           Changes in operating assets and liabilities:
                Accounts receivable . . . . . . . . . . . . .              68         (1,074)         (448)
                Other assets. . . . . . . . . . . . . . . . .          (2,897)          (706)         (182)
                Accrued interest. . . . . . . . . . . . . . .            (359)           913           (92)
                Real estate taxes payable . . . . . . . . . .          (1,489)        (1,161)        1,925
                Tenant security deposits. . . . . . . . . . .             249            599           526
                Accounts payable and other liabilities. . . .             689              5           663
                                                                  ------------   ------------   -----------
      Net cash provided by operating activities . . . . . . .          20,732         19,087        21,592
                                                                  ------------   ------------   -----------
 INVESTING ACTIVITIES:
      Purchase of rental property . . . . . . . . . . . . . .         (24,179)       (59,951)      (55,565)
      Improvements to rental property . . . . . . . . . . . .         (19,033)       (16,189)      (12,227)
      Advances to unconsolidated real estate limited
           partnerships . . . . . . . . . . . . . . . . . . .              --        (39,883)           --
      Repayment from unconsolidated real estate limited
           partnerships . . . . . . . . . . . . . . . . . . .           3,183         36,048            --
      Repayment of note receivable - officer. . . . . . . . .           1,000             --            --
      Net proceeds from sale of rental property . . . . . . .              --             --         7,650
      Contribution to unconsolidated real estate limited
           partnerships . . . . . . . . . . . . . . . . . . .              --             --           (28)
      Distribution from unconsolidated real estate limited
            partnerships. . . . . . . . . . . . . . . . . . .              --             --         1,640
                                                                  ------------   ------------   -----------
      Net cash used in investing activities . . . . . . . . .          39,029         79,975        58,530
                                                                  ------------   ------------   -----------

 SEE ACCOMPANYING NOTES TO CONSOLIDATED FINANCIAL STATEMENTS.

                                                                   YEAR ENDED      YEAR ENDED    YEAR ENDED
                                                                   DECEMBER 31,    DECEMBER 31,   DECEMBER 31,
                                                                       1997            1996          1995
                                                                   -----------     -----------    -----------
 FINANCING ACTIVITIES:
      Net proceeds from common stock offering . . . . . . . . .      $ 28,846        $     --      $     --
      Capital contributions from Investor I and II. . . . . . .            --          23,000            --
      Net proceeds from preferred stock offering. . . . . . . .            --          24,132            --
      Decrease (increase) in escrow deposits. . . . . . . . . .           309         (17,952)      (12,945)
      Decrease in escrowed bond funds-restricted. . . . . . . .           299           2,230         1,035
      Financing fees. . . . . . . . . . . . . . . . . . . . . .        (8,147)         (9,762)       (5,587)
      Proceeds from sale of interest rate cap . . . . . . . . .            --           1,485            --
      Proceeds from bonds payable . . . . . . . . . . . . . . .        68,805          34,305        42,015
      Payment to sinking fund . . . . . . . . . . . . . . . . .            --              --          (550)
      Purchase of bonds payable . . . . . . . . . . . . . . . .            --         (12,217)      (15,053)
      Repayment of bonds payable. . . . . . . . . . . . . . . .       (48,313)             --            --
      Proceeds from notes payable . . . . . . . . . . . . . . .        87,941         145,721       102,362
      Repayment of notes payable. . . . . . . . . . . . . . . .       (93,363)       (113,744)      (55,631)
      Premium paid on redemption of bonds . . . . . . . . . . .          (556)
      Proceeds from exercise of stock options . . . . . . . . .         3,195              --            --
      Principal payments on notes receivable for issuance
           of common units. . . . . . . . . . . . . . . . . . .         1,323              18            14
      Proceeds from sale of common units. . . . . . . . . . . .           100              --            --
      Dividends paid to common stockholders . . . . . . . . . .       (15,717)        (14,333)      (14,333)
      Dividends paid to preferred stockholders. . . . . . . . .        (2,279)           (284)           --
      Distributions paid to minority interest . . . . . . . . .         3,700           2,979         1,543
                                                                     --------        --------      --------
      Net cash provided by financing activities . . . . . . . .        18,743          59,620        39,784
                                                                     --------        --------      --------
 Net increase (decrease)  in cash . . . . . . . . . . . . . . .           446          (1,268)        2,846
 Cash and cash equivalents at beginning of year . . . . . . . .         4,002           5,270         2,424
                                                                     --------        --------      --------
 Cash and cash equivalents at end of year . . . . . . . . . . .      $  4,448        $  4,002      $  5,270
                                                                     --------        --------      --------
                                                                     --------        --------      --------

 SEE ACCOMPANYING NOTES TO CONSOLIDATED FINANCIAL STATEMENTS.

                          AMBASSADOR APARTMENTS, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.   ORGANIZATION OF THE COMPANY AND SIGNIFICANT ACCOUNTING POLICIES

     Ambassador Apartments, Inc. ("Ambassador") was organized in Maryland on April 15, 1994, and completed an initial public offering (the "Offering") on August 31, 1994. Ambassador expects to continue to make an election to qualify as a real estate investment trust ("REIT") under the Internal Revenue Code of 1986 ("the Code"), as amended, for Federal income tax purposes.

     Ambassador is the sole general partner of Ambassador Apartments, L.P., a Delaware limited partnership (the "Operating Partnership") and owns 10,552,180 common units of partnership interest ("Common Units") and 1,351,351 preferred units of partnership interest (the "Class A Preferred Units") as of December 31, 1997. These units represent 92.2% and 100% of outstanding Common Units and Class A Preferred Units, respectively, as of December 31, 1997. Dividends declared or paid to holders of Ambassador's common stock ("Common Stock") and its Class A Senior Cumulative Preferred Stock ("Class A Preferred Stock") are based upon such distributions received by Ambassador with respect to its Common Units and Class A Preferred Units.

     Unless the context requires otherwise, all references to the Company herein mean Ambassador Apartments, Inc. and those entities owned or controlled by Ambassador Apartments, Inc., including the Operating Partnership. The Company accounts for three joint ventures using the equity method of accounting. The Company has a 50% ownership interest in Williamsburg Limited Partnership ("Williamsburg"), a 50% ownership interest in Brook Run Associates, and a 49.6% interest in G.P. Municipal Holdings, L.L.C. ("G.P. Holdings") (see Note 4). Total assets, liabilities and net income for G.P. Holdings as of and for the year ended December 31, 1997 is $658,100, $643,620 and $-0-, respectively. The joint venture partners of Williamsburg and G.P. Holdings are affiliated entities of the Company.

     The Company is a self-administered and self-managed REIT engaged in the ownership and management of residential rental properties leased primarily to middle-income tenants. As of December 31, 1997, the Company owns interests in 52 apartment communities with a total of 15,728 units located in Arizona, Colorado, Florida, Georgia, Illinois, Tennessee, and Texas. The Company's principal markets with more than 1,000 units each include Phoenix and Tucson, Arizona; Tampa, Florida; Atlanta, Georgia; and Austin, Houston, and San Antonio, Texas.

     At December 31, 1997, the interests of the Company are represented by two types of partnerships (collectively, the "Company Partnerships"): 1) partnerships in which the Company owns certain properties (the "Property Partnerships"), and, 2) real estate limited partnerships in which the Company owns a joint venture interest (the "Joint Venture Partnerships"). The following tables set forth the Company Partnerships and their corresponding operating properties.

                          AMBASSADOR APARTMENTS, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


       PROPERTY PARTNERSHIPS                             OPERATING PROPERTIES
-----------------------------------  ---------------------------------------------------------
 Ambassador I, L.P...............    Privado Park           Quail Ridge        Windridge
                                     Shadow Creek           Tierra Bonita      Bent Oaks
                                     Vista Ventana          The Stratford      Mountain View


 Ambassador II, L.P..............    LaJolla de Tucson      Heather Ridge      Pine Shadows
                                     Legend Oaks            Cedar Creek        Hidden Lake


 Ambassador III, L. P............    Sun Lake


 Ambassador IV, L.P..............    Falls of Bells Ferry


 Ambassador VI, L.P..............    Cypress Ridge          Madera Point
                                     Broadmoor              Stonybrook


 Ambassador VII, L.P.............    Coral Cove             Summit Creek
                                     Tatum Gardens          Westway Village

 Ambassador VIII, L.P............    Eagle's Nest           Harbor Cove        The Mills
                                     Cape Cod               Prime Crest        Shallow Creek
                                     LaJolla                Royal Crest        Franklin Oaks
                                     Mesa Ridge             Aspen Hills        Crossings of Bellevue
                                     Braesview              Brookdale Lakes    Park Colony
                                     Sandalwood             Trails of Ashford  Crossroads


 Ambassador X, L.P...............    Palencia

 Ambassador XI, L.P..............    Courtney Park          Country Club West

 Ambassador/CRM Florida Partners
      Limited Partnership........    Arbors                 Village Crossing
                                     Ocean Oaks             Haverhill Commons


 JOINT VENTURE PARTNERSHIPS
-----------------------------------
 Williamsburg Limited Partnership    Williamsburg

 Brook Run Associates............    Brook Run

 G.P. Municipal Holdings, LLC....    N/A


                          AMBASSADOR APARTMENTS, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(a)  BASIS OF PRESENTATION

     The accompanying consolidated financial statements include the accounts of Ambassador, the Operating Partnership and all entities in which Ambassador has majority interest or control. The effects of all significant intercompany balances and transactions have been eliminated in the consolidated presentation.

     Investments in Joint Venture Partnerships which the Company does not have a majority interest in, or control of, are accounted for on the equity method, except that any gains or losses of Williamsburg resulting from financing transactions are allocated to the Company, the managing general partner of Williamsburg. To the extent the Company's investment basis differs from its share of the capital of an unconsolidated Joint Venture Partnership, such difference is amortized over the depreciable life (20 years) of the unconsolidated Joint Venture Partnership's investment assets.

(b)  REVENUE RECOGNITION

     Rental revenue is recognized as income in the period earned.

(c)  RENOVATION COSTS

     All property renovation costs, including construction, architectural design and other similar renovation costs incurred during the renovation period, are capitalized to rental property.

(d)  CASH EQUIVALENTS

     All highly liquid investments, with a maturity of three months or less when purchased, are considered to be cash equivalents.

(e)  RENTAL PROPERTY

     Rental property is carried at cost. The Company evaluates its rental properties periodically for indicators of impairment, including recurring operating losses and other significant adverse changes in the business climate that affect the recovery of the recorded asset value. If rental property is considered impaired, a loss is provided to reduce the net carrying value of the asset to its estimated fair value. No impairment losses are included in the accompanying financial statements.

                          AMBASSADOR APARTMENTS, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

     Depreciation is calculated on the straight-line basis over the estimated useful lives of the assets which are as follows:

                   Building.........................    30-40
                   Building improvements............     5-30
                   Furniture and equipment..........     3-12

     Expenditures for ordinary maintenance and repairs are expensed to operations as incurred. Significant renovations and improvements which improve and/or extend the useful life of the asset are capitalized and
depreciated over their estimated useful life.   In addition, initial
"turnover" costs such as electrical, plumbing, and painting generally incurred during the renovation, re-tenanting, and stabilization period subsequent to an acquisition, which are necessary to restore apartments units to their intended use, are capitalized and depreciated over their estimated useful lives.

     Leasing costs, such as commissions, locator fees, and other costs incurred in connection with renting the Company's apartment units, are amortized on a straight-line basis over a period of nine months. The amortization period is consistent with the weighted average life of the associated lease agreements.

(f)  INCOME TAXES

     The Company expects to continue to make an election to qualify as a REIT. Under the applicable provisions of the Internal Revenue Code of 1986, as amended, a REIT will generally not be subject to Federal income tax so long as it distributes at least 95% of its REIT taxable income to its shareholders and complies with certain other requirements. Even if the Company qualifies as a non-taxable entity for Federal income tax purposes, the Company may be subject to certain state or local taxes on its income and property depending on the tax laws of particular states.

     As of December 31, 1997 the bases of the Company's net assets reported in the Company's consolidated financial statements exceeded the tax bases by approximately $13.2 million.

(g)  DEFERRED FINANCING COSTS

     Deferred financing costs include costs incurred to obtain long-term financing and interest rate protection agreements. The deferred financing costs are being amortized over the terms of their respective agreements on a straight-line basis. During 1997, unamortized deferred financing costs of approximately $990,000 were written off due to refinancing the secured revolving line of credit (see Note 16).

     During 1996, unamortized deferred financing costs of approximately $9.8 million were fully amortized due to the sale of the interest rate cap, early repayment of bridge financing, and reissuance of certain bonds in connection with replacement of credit enhancement.

                          AMBASSADOR APARTMENTS, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

     During 1995, unamortized deferred financing costs were written off upon the Company's acquisition of its fixed rate bonds, termination of standby purchase agreements with a financial institution, and the Company's sale of the Laurelwood property. The total unamortized financing costs written off due to the transactions mentioned above was approximately $2.0 million.

                                       1997      1996       1995
                                    ---------  --------  ---------
          Deferred financing costs    $33,705   $25,558    $15,796
          Accumulated amortization     18,301    15,918      4,266
                                     --------- --------   --------
                                      $15,404   $ 9,640    $11,530
                                     --------- --------   --------
                                     --------- --------   --------

(h)  EARNINGS PER SHARE OF COMMON STOCK

     In 1997, the Financial Accounting Standards Board issued Statement No. 128, "Earnings per Share". Statement No. 128 replaced the calculation of primary and fully diluted earnings per share with basic and diluted earnings per share. Unlike primary earnings per share, basic earnings per share excludes any dilutive effects of options, warrants, and convertible securities. Diluted earnings per share is very similar to the previously reported fully diluted earnings per share. All earnings per share amounts for all periods have been presented to conform to the Statement No. 128 requirements.

(i)  DERIVATIVE FINANCIAL INSTRUMENTS

     The Company has entered into interest rate swap transactions to modify the interest characteristics with respect to certain of its variable rate bonds (see Note 4). The agreements involve the exchange of amounts based on a fixed interest rate for amounts based on variable rates over the life of the agreement without an exchange for the notional amount upon which the payments are based. The differential to be paid or received as interest rates change is accrued and recognized as an adjustment of interest expense during the period to which the payment or receipt relates. The related amount payable to or receivable from the counterparty is included in accrued interest or accounts receivable. The fair value of any swap agreement that qualifies as a hedge is not recognized in the financial statements. The gain or loss on termination of an interest rate swap agreement is deferred and amortized as an adjustment to interest expense related to the debt over the remaining term of the original contractual life of the terminated swap agreement. In the event of the early extinguishment of the related debt, any realized or unrealized gain or loss from the swap is recognized in income coincident with the extinguishment. Swap agreements or specific notional components thereof that do not qualify as a hedge of the Company's interest rate risk are recorded at fair value.

     The Company purchased interest rate protection (interest rate caps) to hedge its exposure to increases in interest costs for certain other of its variable rate bonds (see Note 4). The premium paid for the Company's interest rate protection is included in deferred financing costs and is amortized ratably over the term of the related interest rate protection agreement. Payments received as a result of the specified interest rate index exceeding the strike price are accrued in accounts receivable and

                          AMBASSADOR APARTMENTS, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

are recognized as a reduction of interest expense (the accrual accounting method). Upon any termination of the interest rate protection agreement, any gain or loss is recognized in income coincident with the termination.

     The Company is exposed to credit loss in the event of non-performance by counterparties on the interest swap agreements, but the Company does not expect non-performance by any of these counterparties. The amount of such exposure is generally limited to the amount of any payments due but not yet received from the counterparty.

(j)  USE OF ESTIMATES

     The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

(k)  STOCK BASED COMPENSATION

     Effective January 1, 1996, the Company adopted SFAS No. 123, "Accounting for Stock-Based Compensation." This Statement defines a fair value based method of accounting for an employee stock option or similar equity instrument and encourages all entities to adopt that method of accounting for all of their employee stock compensation plans. However, it also allows an entity to continue to measure compensation cost for those plans using the intrinsic value based method of accounting prescribed by Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees." Under the fair value based method, compensation cost is measured at the grant date based on the estimated fair value of the award and is recognized over the service period, which is usually the vesting period. Under the intrinsic value based method, compensation cost is the excess, if any, of the quoted market price of the stock at the grant date or other measurement date over the amount an employee must pay to acquire the stock. The Company has elected to continue to account for its employee stock compensation plans under APB Opinion No. 25 and has recognized no compensation expense in the statements of operations relating to grants awarded under its stock compensation plans. Unaudited pro forma disclosures of net earnings and earnings per share, as if the fair value based method of accounting defined in SFAS No. 123 had been applied, are presented in Note 8.

                          AMBASSADOR APARTMENTS, INC.
                 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2.   MINORITY INTEREST

     Certain affiliated entities and senior executives of the Company (the "Limited Partners") hold 895,318 Common Units as limited partners of the Operating Partnership as of December 31, 1997. The Operating Partnership made loans to certain senior executives of the Company to acquire Common Units, which are pledged as collateral for the loans. The partners' equity of the Operating Partnership is reduced by the outstanding balance of these loans. However, the minority interest percentage in the Operating Partnership includes such Common Units because these executives will receive all of the benefits of a Common Unit holder.

     Terms of the loans are as follows:

                                      MATURITY       BALANCE AT      COMMON UNIT
                 ORIGINAL   DATE OF   DATE OF       DECEMBER 31,     ACQUIRED AND
                  AMOUNT     LOAN       LOAN            1997            PLEDGED
                ----------  -------    -------        --------           ------
 Loan A (i)     $1,350,000  8/31/94    8/31/04        $     --           84,375
 Loan B (i)        250,000  8/31/94    8/19/98         240,000           15,625
 Loan C (ii)       700,000   4/7/97    6/30/00         700,000           32,990

     (i) Loan bears interest at the prime rate (8.50% at December 31, 1997) plus 0.50% per annum. Requires quarterly principal and interest payments.

     (ii) Loan bears interest at 6.38% per annum. Requires quarterly interest-only payments.

     The Common Units held by Limited Partners have the same characteristics as shares of Common Stock in as much as they share proportionately in any distributions of the Operating Partnership. The minority interest ownership percentage is calculated by dividing the number of Common Units held by Limited Partners divided by the total number of outstanding Common Units.

     On March 27, 1996, the Company, through its affiliates, formed two new limited partnerships, Jupiter-I, L.P. and Jupiter-II, L.P., which hold 99% limited partnership interests in Ambassador I, L.P. and Ambassador VII, L.P., respectively. The Company, through its affiliates, holds a 1% general partnership interest in both Ambassador I, L.P. and Ambassador VII, L.P. and a 49.6% general partnership interest in both Jupiter-I, L.P. and Jupiter-II, L.P.

     In return for a capital contribution of $17.8 million, a Japanese corporation ("Investor I") received a 50.4% limited partnership interest in Jupiter-I, L.P. In return for a capital contribution of $5.2 million, a Japanese individual ("Investor II") received a 50.4% limited partnership interest in Jupiter-II, L.P. The Company used the proceeds to pay approximately $1.4 million of placement fees and formation costs for Jupiter-I, L.P. and Jupiter-II, L.P. and approximately $21.6 million to repay principal outstanding on the Company's secured revolving line of credit. The Company treats as minority interest any profits and losses allocated to Investor I and Investor II in accordance with the respective partnership agreements of Jupiter-I, L.P. and Jupiter-II, L.P.

                          AMBASSADOR APARTMENTS, INC.
                 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

     The partnership agreements of Jupiter-I, L.P. and Jupiter-II, L.P. provide that profits and losses will generally be distributed to the partners as follows. All depreciation of the applicable properties are to be allocated to the partners in proportion to their respective ownership percentages. All other profit and loss (excluding depreciation) from the applicable properties are to be allocated to the partners in proportion to the amount of cash distributed to each partner during the year.

     To the extent available, the following cash distributions will be made from Ambassador I, L.P. to the partners of Jupiter-I, L.P. First, Investor I receives an 8.5% per annum cumulative priority return on its original investment, paid monthly in arrears. Second, the Company receives an 8.5% per annum cumulative priority return on its capital contribution (as defined) into Jupiter-I, L.P., paid monthly in arrears. Third, the Company receives excess cash flow up to a specified amount (as defined), paid quarterly in arrears. Fourth, any remaining excess cash flow from Ambassador I, L.P. is paid quarterly in arrears, 30% to Investor I and 70% to the Company.

     To the extent available, the following cash distributions will be made from Ambassador VII, L.P. to the partners of Jupiter-II, L.P. First, Investor II receives an 8.5% per annum cumulative priority return on its original investment, paid monthly in arrears. Second, the Company receives an 8.5% per annum cumulative priority return on its capital contribution (as defined) into Jupiter-II, L.P., paid monthly in arrears. Third, the Company receives excess cash flow up to a specified amount (as defined), paid quarterly in arrears. Fourth, any remaining excess cash flow from Ambassador VII, L.P. is paid quarterly in arrears, 30% to Investor II and 70% to the Company.

     At any time following the fifth, but automatically upon the seventh, anniversary of the formation of Jupiter-I, L.P. and Jupiter-II, L.P., Investor I and Investor II are each entitled to a redemption of their partnership interests in the form of cash and/or Common Stock in the Company. The election of the form of the redemptions (cash or stock) is at the sole and absolute discretion of the Company. The Company has reserved 1,195,233 shares of Common Stock for issuance upon conversion of the limited partnership interests by Investor I and Investor II.

3.   MERGER

     On December 23, 1997, the Company entered into an Agreement and Plan of Merger (the "Merger Agreement") with Apartment Investment and Management Company ("AIMCO"), an owner and manager of multifamily apartment properties, based in Denver, Colorado. Pursuant to the Merger Agreement, the Company will be merged with and into AIMCO (the "Merger"), with AIMCO as the surviving corporation. Upon consummation of the Merger, each outstanding share of the Company's Common Stock other than Common Stock held by the Company or AIMCO, will be converted into the right to receive that number of shares of AIMCO's common stock ("AIMCO Common Stock") equal to the quotient (rounded to the nearest 1/1000) (the "Conversion Ratio") determined by dividing $21.00 by the AIMCO Index Price. The term "AIMCO Index Price" means the aggregate of the average of the high and low sales prices of AIMCO Common Stock, as reported on the New York Stock Exchange ("NYSE"), on each of the twenty consecutive NYSE trading days

                          AMBASSADOR APARTMENTS, INC.
                 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

ending on the fifth NYSE trading day immediately preceding the effective time of the merger ("Effective Time"), divided by 20. Notwithstanding the foregoing, if the Conversion Ratio calculated pursuant to the foregoing is greater than 0.583, then, at AIMCO's option, the Conversion Ratio to be used shall be either the Conversion Ratio as calculated pursuant to the foregoing or 0.583 (so long as the Merger would continue to qualify as a reorganization under Section 368(a) of the Code). If AIMCO opts for the Conversion Ratio to equal 0.583, then, in addition to 0.583 shares of AIMCO Common Stock, AIMCO will pay to each holder of Common Stock for each share of Common Stock held by such shareholder an amount in cash equal to (i) $21.00 minus (ii) the product of the AIMCO Index Price and 0.583. In lieu of any fractional shares of AIMCO Common Stock, each holder of Common Stock who would otherwise be entitled to receive such fractional shares will be paid cash equal to the product of such fractional shares and the AIMCO Index Price. The Merger is subject to a number of conditions, including the approval by the stockholders of the Company. Costs related to the Merger are expensed as incurred and approximated $524,000 for the year ended December 31, 1997.

     In the Merger Agreement, AIMCO and the Company agreed that the parties will use their reasonable best efforts to effect a business combination (the "OP Reorganization") of the Operating Partnership with AIMCO Properties, L.P., a Delaware limited partnership ("AIMCO Operating Partnership") immediately following the Effective Time, with the AIMCO Operating Partnership as the surviving entity, which business combination will have, to the extent possible, for the holders of units representing interests in the Operating Partnership ("Common Units"), the same economic and tax consequences for the holders of Common Units as the Merger has for holders of Common Stock. If a business combination is not effected due to the failure to obtain consents of all persons entitled to give or withhold such consents which are necessary for such business combination, then (i) the partnerships shall remain and be operated to separate entities and (ii) AIMCO will execute and deliver to each limited partner in the Operating Partnership the agreement contemplated by a certain Exchange Rights Agreement of the Company and be bound thereby, relating to the exchange rights of holders of Common Units.

     The Merger Agreement also provides that at or prior to the Effective Time, the Company will call for redemption the limited partnership interests not owned by the Company or its affiliates in Jupiter-I, L.P. and Jupiter-II, L.P. (the "Jupiter Redemption") in accordance with their respective partnership agreements and subject to and simultaneously with the Effective Time, AIMCO will provide the funds for, and cause payment to be made in respect of, the redemption thereof upon the Effective Time.

     The Merger Agreement provides that prior to the Effective Time, the Board of Directors of the Company (the "Board") will call for the redemption of all outstanding shares of the Preferred Stock of the Company in accordance with, and at a redemption price equal to the amount set forth in Section 8(a) of the Articles Supplementary of the Company with respect thereto, to be effective simultaneously with, and to be conditioned upon, the occurrence of, the Effective Time. Notwithstanding the foregoing, the parties convert such stock into Common Stock in the manner set

                          AMBASSADOR APARTMENTS, INC.
                 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

forth in such Articles Supplementary. To the extent any Preferred Stock shall not have been converted as of the Effective Time, AIMCO will provide the funds for, and cause payment to be made in respect of, the redemption thereof on the date of the Effective Time.

     In addition to its regular quarterly dividends, the Company expects to declare a special dividend with a record date prior to the Effective Time which will result in its stockholders receiving an amount per share equal to the product of (x) the difference between (a) the Company's most recent quarterly dividend amount (appropriately adjusted by any stock splits and the like) and (b) the product of the Conversion Ratio (as determined pursuant to the Merger Agreement) and AIMCO's most recent quarterly dividend amount (appropriately adjusted for any stock splits and the like) and (y) the number of days which shall have elapsed through and including the day immediately prior to the day of the Effective Time since the end of the most recent calendar quarter (as of the Effective Time) for which the Company's dividend record date has occurred, divided by 91. Concurrent and equivalent per unit distributions for the benefit of holder Common Units shall be made in connection with the special dividend.

     Pursuant to the Merger Agreement, immediately prior to the Effective Time, each outstanding stock option issued by the Company ("Stock Options") will become fully vested and exercisable. Pursuant to the Merger Agreement, holders of Stock Options may elect prior to the Effective Time to have the Stock Options with respect to which such election is made canceled, and, in consideration for such cancellation, each such electing holder shall receive on the day of the Effective Time for each share subject to the Stock Options for which such election is made, an amount (subject to any applicable withholding tax) in cash equal to the excess, if any, of $21.00 over the per share exercise price of such Stock Option. Pursuant to the Merger Agreement, as of the Effective Time, each outstanding Stock Option for which such an election has not been made shall be converted into an option (or a new substitute option shall be granted) to purchase the number of shares of AIMCO Common Stock (rounded up to the nearest whole share) equal to the number of shares of Common Stock subject to such option multiplied by the Conversion Ratio (as calculated pursuant to the definition thereof, without regard to the proviso regarding AIMCO's election) at an exercise price per share of Common Stock (rounded down to the nearest penny) equal to the former exercise price per share of Common Stock under such option divided by the Conversion Ratio (as calculated pursuant to the definition thereof, without regard to the proviso regarding AIMCO's election), subject to adjustment based on the applicability of certain provisions of the Code. Except as provided above, the converted or substituted Stock Options shall be subject to the same terms and conditions (including without limitation, expiration date, vesting and exercise provisions) as were applicable to Stock Options immediately prior to the Effective Time, except that all converted or substituted Stock Options shall be vested and fully exercisable and optionees may exercise their options through the expiration date unless their employment is terminated for cause or they are removed as directors for cause.

     Under certain circumstances under the Merger Agreement, the Company may be required to pay a "Break-Up Fee" and "Break-Up Expenses" (both as defined in the Merger Agreement) to

                          AMBASSADOR APARTMENTS, INC.
                 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

AIMCO if the Merger does not occur. The maximum amount payable by the Company is $9.7 million.

                          AMBASSADOR APARTMENTS, INC.
                 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

4.   DEBT (A)

                                              (IN 000' S)
                                              -----------
                                              DECEMBER 31,        MATURITY
                                            1997        1996        DATE
                                          -------     -------      -----
 BONDS PAYABLE:
 Brookdale Lakes (B) (D)                 $ 14,800    $ 14,800      12/26
 Eagle's  Nest (B) (D)                      5,200       5,200      12/21
 Cape Cod (B) (D)                           8,100       8,100      12/21
 LaJolla (B) (D)                           10,000      10,000      12/21
 Mesa Ridge (B) (D)                         5,100       5,100      12/21
 Braesview (B) (D)                         20,500      20,500      12/21
 Harbor Cove (B) (D)                        5,900       5,900      12/21
 Prime Crest (B) (D)                        2,400       2,400      12/21
 Royal Crest (B) (D)                        3,400       3,400      12/21
 Aspen Hills (B) (D)                        9,800       9,800      12/21
 Shallow Creek (B) (D)                      2,300       2,300      12/26
 Shallow Creek (C) (D)                      2,300          --      12/26
 Franklin Oaks (B) (D)                     17,700      17,700      12/21
 Crossings of Bellevue (B) (D) (Q)          8,540       8,572      12/27
 The Mills (B) (D)                         14,575      14,575      12/26
 Sandalwood (C) (D)                         4,000          --      12/36
 Trails of Ashford (B) (D)                  9,050          --      12/36
 Crossroads (B) (D)                         6,000          --      12/36
 Privado Park (B) (D)                       9,200       9,200      12/33
 Shadow Creek (B) (D)                       5,600       5,600      12/33
 Vista Ventana (B) (D)                      6,400       6,400      12/33
 Quail Ridge (B) (D)                        6,400       6,400      12/33
 Tierra Bonita (B) (D)                      6,000       6,000      12/33
 The Stratford (B) (D)                      5,945       5,945      12/21
 Windridge (B) (D)                          6,270       6,270      12/21
 Bent Oaks (B) (D)                          4,400       4,400      12/23
 Sun Lake (E)                              15,287      15,478      10/25
 Falls of Bells Ferry (F)                  28,335      28,935      02/09
 Cypress Ridge (G) (H)                      4,250       4,250      06/26
 The Broadmoor (G) (H)                      6,000       6,000      06/26
 Madera Point (G) (H)                       7,180       7,180      06/26
 Madera Point (I)                             887          --      06/27
 Stonybrook (I)                             4,028          --      10/12
 Palencia (J)                              13,250          --      03/24
 The Arbors (K) (L)                         7,605       7,280      10/27
 Ocean Oaks (K) (L)                        10,295      10,920      10/27
 Village Crossing (K) (L)                   7,000       9,800      10/27
 Haverhill Commons (K) (L)                  9,100      10,950      10/27
                                         --------    --------
 Total Bonds Payable                     $313,097    $279,355
                                         --------    --------
                                         --------    --------

                          AMBASSADOR APARTMENTS INC.
                 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                                        (In 000' s)
                                                        -----------
                                                 DECEMBER 31,      MATURITY
                                              1997        1996       DATE
                                              ----        ----       ----
      NOTES PAYABLE:
      Bank One Loan (M)                         $--      $63,950       --
      NACC Revolving Loan (M)                35,250           --    12/98
      CLNY Unsecured Line (N)                 2,010           --    05/98
      Coral Cove (O)                          3,999        4,031    04/26
      Tatum Gardens (O)                       3,456        3,483    04/26
      Summit Creek (O)                        3,555        3,583    04/26
      Westway Village (O)                     4,888        4,927    04/26
      Country Club West (P)                  11,344           --    03/27
      Courtney Park (P)                      10,050           --    03/27
                                            -------      -------
      Total Notes Payable                   $74,552      $79,974
                                            -------      -------
                                            -------      -------

(A) Debt is collateralized by substantially all of the assets of the respective Property Partnerships.

(B) Permanent financing for these properties has been provided by variable rate tax-exempt revenue bonds (the "Bonds"). Under the terms of the bond loan agreements, the respective issuing Property Partnerships are to make interest-only payments calculated using a variable rate determined by the remarketing agents of the Bonds. The rates ranged from 3.00% to 5.67% for the year ended December 31, 1997, from 2.5% to 7.0% for the year ended December 31, 1996, and from 2.7% to 6.0% for the year ended December 31, 1995. Under certain conditions, the interest rate on the Bonds may be converted to a fixed rate at the request of the respective Property Partnership. A bondholder may tender the Bonds during the variable interest rate period and receive principal, plus accrued interest through the tender date. Upon tender, the remarketing agents will immediately remarket the Bonds. In the event the remarketing agents fail to remarket any of the Bonds, the Property Partnerships are obligated to purchase those Bonds, for which they may draw on the appropriate credit enhancement facility. The remarketing agents receive a fee of 0.08% per annum of the outstanding Bond balance, payable quarterly in arrears. Such fees are included as financing fees in the accompanying consolidated statements of operations.

     Under the terms of the bond loan agreements, the Bond proceeds were deposited in escrow accounts with trustee third-party banks. The Bond funds were used for development costs including the acquisition and rehabilitation of the properties owned by the Property Partnerships. As of December 31, 1997, approximately $250,000 remains in escrow for future renovation programs.

(C) Permanent financing for these properties has been provided by variable rate taxable bonds (the "Taxable Bonds"). Under the terms of the bond loan agreements, the respective issuing Property Partnerships are to make interest-only payments calculated using a variable rate determined by the remarketing agents of the Taxable Bonds. The rates ranged from 5.55%

                          AMBASSADOR APARTMENTS INC.
                 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

     to 6.70% for the period ended December 31, 1997. Under certain conditions, the interest rate on the Bonds may be converted to a fixed rate at the request of the respective Property Partnership. A bondholder may tender the Taxable Bonds during the variable interest rate period and receive principal, plus accrued interest through the tender date. Upon tender, the remarketing agents will immediately remarket the Taxable Bonds. In the event the remarketing agents fail to remarket any of the Taxable Bonds, the Property Partnerships are obligated to purchase those Taxable Bonds, for which they may draw on the appropriate credit enhancement facility. The remarketing agents receive a fee of 0.08% per annum of the outstanding Taxable Bond balance, payable quarterly in arrears. Such fees are included as financing fees in the accompanying consolidated statements of operations.

(D) Credit enhancement has been issued by Federal National Mortgage Association ("FNMA") in a single facility (the "FNMA Facility") on approximately $216.4 million of variable rate tax-exempt and variable rate taxable bonds associated with 27 of the Company's properties (and Williamsburg). FNMA has established three separate mortgage pools as collateral for providing credit enhancement on the bonds. The first pool collateralizes $143.4 million of variable rate tax-exempt bonds and $6.3 million of variable rate taxable bonds relating to eighteen properties owned by Ambassador VIII, L.P. The carrying value of the eighteen properties in the first pool was approximately $191.9 million at December 31, 1997.
     The second pool collateralizes $50.2 million of variable rate tax-exempt bonds relating to eight properties owned by Ambassador I, L.P. The carrying value of the nine properties in the second pool was approximately $68.2 million at December 31, 1997. The third pool collateralizes $16.5 million of variable rate tax-exempt bonds relating to the Williamsburg property, whose carrying value approximated $14.8 million at December 31, 1997. The credit enhancement agreements are collateralized by first mortgages on each of the properties. FNMA is entitled to credit enhancement fees on the FNMA Facility at a weighted average rate of 1.04% per annum of the base value of the bonds, less any cash collateral. FNMA also receives a reserve fee of 0.38% per annum on the amount of cash collateral with respect to the FNMA Facility. The credit enhancement and reserve fees are payable monthly in advance. Pursuant to the terms of the FNMA Facility agreements, the Company is subject to certain financial covenants, including a 1.90 to 1.0 consolidated interest coverage ratio, as defined, and a consolidated earnings before interest, taxes, depreciation and amortization
     ("EBITDA") to debt service ratio of 1.75 to 1.0, as defined.

     At December 31, 1997 and 1996, the Company has posted $26.0 million ($6.0 million in cash and a $20 million standby commitment) and $15.2 million, respectively, as additional collateral with FNMA in an interest bearing escrow account. The Company is also making monthly principal reserve payments of approximately $326,000 to FNMA which will be used to redeem bonds. The FNMA credit enhancement matures on December 1, 2021.

(E) Under the terms of the Sun Lake Bonds note agreement, the Company currently makes monthly principal and interest payment based on a 30-year amortization. The Sun Lake

                          AMBASSADOR APARTMENTS INC.
                 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

     Bonds bear an all in interest rate of 6.49% and were issued by the Orange County Housing Finance Authority. The Sun Lake Bonds are also guaranteed by FNMA and mature on October 1, 2025. The guaranty is collateralized by a first mortgage on the property, whose carrying value approximated $24.9 million at December 31, 1997.

(F) Under the terms of the Falls of Bells Ferry (the "Falls Bonds") loan agreement, the issuing Property Partnership is to make interest payments calculated using a one-year fixed rate determined by the remarketing agents of the Falls Bonds which is adjusted annually on January 15. The rate was 3.65% at December 31, 1997 and 3.55% at December 31, 1996. Under certain conditions the interest rate on the Falls Bonds may be converted to a long-term fixed rate at the request of the Property Partnership.

     The Falls Bonds are collateralized by an irrevocable letter of credit issued by Guardian Savings and Loan Association ("Guardian"). Guardian is entitled to a letter of credit fee of 1% per annum of the outstanding amount of the letter of credit for the period from September 1, 1995 through August 15, 2004, and 2% per annum of the outstanding amount of the letter of credit from August 16, 2004 through August 15, 2006, and 2 1/2% per annum from August 16, 2006 through February 1, 2009. The letter of credit is collateralized by a mortgage on the property, whose carrying value approximated $30.7 million at December 31, 1997, and cash placed in escrow with Guardian of $2.7 million. The cash collateral will be used to fund annual sinking fund payments until the collateral is depleted. The letter of credit expires on February 1, 2009. The total commitment outstanding under the letter of credit at December 31, 1997 is approximately $29.5 million.

     A bondholder may tender the Falls Bonds during the one year fixed rate period and receive principal, plus accrued interest through the tender date. Upon tender, the remarketing agents shall immediately remarket the Falls Bonds. In the event the remarketing agents fail to remarket any of the Falls Bonds, the Property Partnership is obligated to purchase the Falls Bonds, for which it may draw on the letter of credit. The remarketing agents receive a fee of 0.325% per annum payable quarterly in arrears. Such fees are included as financing fees in the accompanying consolidated statement of operations.

(G) Permanent financing for these properties has been provided by fixed rate tax-exempt term bonds (the "Term Bonds"). Under the terms of the bond loan agreements, the respective issuing Partnerships are to make interest-only payments using a fixed rate ranging from 5.3% to 6.35% depending upon the maturity date of each series of bonds. The Term Bonds are subject to mandatory redemption dates beginning on June 1, 2006 with final maturity of the Term Bonds on June 1, 2026.

(H) On October 1, 1996, the Company entered into insurance and indemnity agreements ("Insurance and Indemnity Agreements") with Financial Security Assurance, Inc. ("FSA") to provide credit enhancement for these three bond issues. The Company made a ten year

                          AMBASSADOR APARTMENTS INC.
                 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

     prepayment of the insurance premium in the amount of $775,937, which is included in other assets and is being expensed over a ten year period. In addition, an annual insurance premium will be due in the amount of 0.6% per annum payable monthly in advance on the face amount of the bonds, commencing June 12, 2006. The Insurance and Indemnity Agreements have expiration dates consistent with the redemption dates of the bonds themselves with maturities that begin on June 1, 2006 with final maturity of the bonds on June 1, 2026. The Insurance and Indemnity Agreements are collateralized by first mortgages on the properties, whose carrying value approximated $21.9 million at December 31, 1997.

(I) On May 1, 1997, the Company sold at par approximately $4.0 million of tax-exempt bonds (the "Stonybrook Bonds") and approximately $900,000 of tax-exempt subordinate bonds (the "Class B Madera Bonds") to TEB Municipal Trust II ("TEB II"), a New York trust. The interest rate on the Stonybrook Bonds is fixed at 10.0% per annum. The Stonybrook Bonds are collateralized by the Stonybrook property whose carrying value approximated $9.4 million at December 31, 1997. The interest rate on the Class B Madera Bonds is fixed at 11.0% per annum. The Class B Madera Bonds are collateralized by the Madera Point property whose carrying value approximated $11.0 million at December 31, 1997.

     Concurrent with its purchase of the bonds, TEB II sold a $4.9 million Class A Receipt of beneficial interest in TEB II at a fixed rate of 9.5% per annum, payable monthly. G.P. Holdings holds an approximately $14,500 Class G Receipt, which is entitled to a distribution in an amount equal to the excess of interest earned by TEB II from its ownership of the Class B Madera Bonds and the Stonybrook Bonds over the distributions paid to the Class A Receipt holders. Under the terms of certain agreements between members of G.P. Holdings, the Company receives 100% of any excess cash flows, as defined, from G.P. Holdings. This amounted to approximately $5,000 for TEB II for the period from May 1, 1997 through December 31, 1997.

(J) In March 1997, the Company assumed $13.3 million of fixed rate, tax-exempt bonds with respect to Palencia (the "Palencia Bonds"). Pursuant to the terms of the loan agreement, the Palencia Bonds bear interest at 7.65% per annum. The Palencia bonds are collateralized by the Palencia property whose carrying value approximated $15.9 million at December 31, 1997.

     Upon the request of Banc One Capital Funding Corporation ("BOCFC"), the holder of the Palencia Bonds, the Company may be required to purchase the Palencia Bonds from BOCFC, on or after April 1, 1997, at a price equal to the outstanding balance of the Palencia Bonds, plus accrued interest, and any other amounts due BOCFC under the terms of a Put Agreement between the Company and BOCFC. The obligation under the Put Agreement is considered to be recourse to the Company.

                          AMBASSADOR APARTMENTS INC.
                 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(K) Permanent financing for these properties had been provided by variable rate, tax-exempt bonds (the "Prior Florida Bonds"). The $39.0 million of Prior Florida Bonds were purchased in 1996 by TEB Municipal Trust I ("TEB I"), a New York trust. TEB I then sold $27.0 million in Class A certificates, $10.0 million in Class B certificates, and approximately $2.0 million in a Class G certificate. The Class G certificate was owned by G.P. Holdings. G.P. Holdings, as the holder of the Class G certificate, was entitled to a distribution in an amount equal to the excess of interest earned by TEB I from its ownership of the Prior Florida Bonds over the distributions paid to the Class A and Class B certificate holders. During the third quarter ended September 30, 1997, Prior Florida Bonds and, correspondingly, the trust certificates were subject to a $300,000 partial redemption, thereby leaving an aggregate outstanding balance of $38.7 million in trust certificates.

     On October 27, 1997, the Housing Finance Authority of Volusia County, Florida issued $17.9 million of variable rate tax-exempt bonds for the benefit of The Arbors and Ocean Oaks properties, and the Housing Finance Authority of Palm Beach County, Florida issued $16.1 million of variable rate tax-exempt bonds for the benefit of Village Crossing and Haverhill Commons (collectively, the "Florida Bonds"). The Company deposited the proceeds from the Florida Bonds plus an additional $4.7 million into an escrow account to redeem the Prior Florida Bonds.

     Under the terms of the bond loan agreements, the respective issuing Property Partnerships are to make interest-only payments calculated using a variable rate determined by the remarketing agents of the Florida Bonds. The rates ranged from 3.55% to 4.00% from October 27,
     1997 through December 31, 1997. The interest rate is currently reset on a weekly basis. The remarketing agents receive a fee of 0.10% per annum.

     On December 1, 1997, the Company redeemed $38.7 million of the Prior Florida Bonds owned by TEB I. TEB I then redeemed the Class B and Class G certificates and reimbursed the credit enhancer for the Class A certificates for the draw on its direct pay letter of credit with respect to the Class A certificates. At that time, TEB I dissolved and triggered a Special Put Event under the Put Agreement with the Class B Receipt holders. The Company paid a premium payment of approximately $556,000 to the Class B Receipt holders, which is included as a loss on sale of investment, net of minority interest, in the consolidated statements of operations.

     Under the terms of certain agreements between members of G.P. Holdings, the Company receives 100% of any excess cash flows, as defined, from G.P. Holdings. This amounted to approximately $497,000 for TEB I for the year ended December 31, 1997.

(L) On October 27, 1997, the Company obtained credit enhancement for the Florida Bonds. The Florida Bonds are credit enhanced by four separate letters of credit aggregating $34.5 million from Credit Lyonnais New York Branch (" CLNY") and a corresponding confirming letter

                          AMBASSADOR APARTMENTS INC.
                 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

     of credit issued by Republic Bank of New York. Under the terms of the CLNY letter of credit agreement, CLNY was paid an origination fee of $345,030 and is also entitled to a letter of credit fee of 1.5% per annum of the stated amount of the letters of credit payable monthly in arrears. An additional fee of 0.25% per annum of the stated amount of the letter of credit is due to CLNY as long as a confirming letter of credit remains in place. The CLNY letters of credit expire not later that October 27, 2002. The letters of credit are collateralized by first mortgages on the properties, whose carrying value approximated $38.7 million at December 31, 1997.

     Commencing on January 1, 1998 and on each April 1, July 1, October 1 and January 1, thereafter, the Company is obligated to deposit, as additional collateral for the letters of credit, cash into a sinking fund equal to the principal portion of the quarterly amortization payment which would be due on each such date on a loan in the amount of the aggregate stated amount of such letters of credit being amortized over a term of twenty-five years with an interest rate of 8.00% per annum.

(M) On June 22, 1997, the Company entered into a secured revolving credit facility to refinance its credit facility with Bank One, Arizona (the "Bank One Loan") with Nomura Asset Capital Corporation ("NACC" ) (as amended, the "NACC Revolving Loan"). The Bank One Loan had an interest rate of between LIBOR plus 1.70% and 1.95% and had a maximum commitment of $75 million based on the amount of collateral posted.

     The NACC Revolving Loan bears interest at LIBOR plus 1.50% and has a maximum commitment of $75 million subject to the amount of collateral pledged by the Company. As of December 31, 1997, six properties were pledged as collateral under the NACC Revolving Loan, and approximately $35.3 million was outstanding. The value of the pledged collateral is adjusted periodically to reflect current valuations of the properties. As of December 31, 1997, the six properties pledged as collateral would have provided an additional $2.6 million of availability under the NACC Revolving Loan. On September 30, 1997, the Company amended the maturity date of the NACC Revolving Loan from December 31, 1997 to December 31, 1998.

     On June 26, 1997, the Company entered into an amendment to the NACC Revolving Loan to permit the Company, notwithstanding the maximum availability provisions, to borrow $20.7 million to acquire the Park Colony and Cedar Creek properties. This advance was intended to serve as short-term financing and was required to be repaid by July 2, 1997. On June 30, 1997, the Company repaid the $20.7 million short-term bridge loan with proceeds from the Company's Offering (see Note 11). Pursuant to the terms of the NACC Revolving Loan agreements, the Company is subject to certain financial covenants including a 1.40 to 1.0 debt service coverage ratio, as defined.

                           AMBASSADOR APARTMENTS, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(N) On May 28, 1997, the Company entered into an unsecured revolving credit facility with CLNY for $25.0 million (as amended, the "CLNY Unsecured Line of Credit" ) at the Prime Rate plus 1.25% or, at the option of the Company, the Eurorate plus 2.25% or LIBOR plus 2.25%. Unpaid principal, together with any accrued or unpaid interest thereon, is due and payable 120 days following the date of any advance under the CLNY Unsecured Line of Credit. On September 30, 1997, the Company amended the maturity date of the CLNY Unsecured Line of Credit from December 31, 1997 to May 23, 1998. As of December 31, 1997, the CLNY Unsecured Line of Credit provided $6.25 million of working capital availability (the "CLNY Working Capital Availability"), of which approximately $2.0 million was outstanding. The remaining availability may be utilized for acquisitions. Pursuant to the terms of the CLNY Unsecured Line of Credit agreements, the Company is subject to certain financial covenants including a 2.00 to 1.0 consolidated interest coverage ratio, as defined, and a consolidated EBITDA to debt service ratio of 1.75 to 1.0, as defined. The consolidated interest coverage ratio covenant was changed by CLNY to 1.90 to 1.0 for the quarter ended December 31, 1997.

     Effective January 30, 1998, the Company amended the CLNY Unsecured Line of Credit (the "CLNY Amendment"). The CLNY Amendment provides the Company with $10 million of borrowing capacity (the "CLNY Swap Availability") to be used by the Company solely to meet, or to reimburse itself for previous payments made to meet, collateral requirements for CLNY made on or after January 12, 1998 relating to the Company's outstanding swap agreements with CLNY. This $10 million of CLNY Swap Availability is in addition to the $6.25 million of CLNY Working Capital Availability, but does not increase the aggregate $25 million availability. The Company paid $200,000, plus expenses, for the CLNY Amendment. The CLNY Amendment further provides for a method of required paydowns to the CLNY Unsecured Line of Credit under various circumstances.

(O) Permanent financing for these properties has been provided by a $16.1 million conventional fixed rate loan from NACC. Under the terms of the loan agreement, the Company makes monthly principal and interest payments based on an interest rate of 7.88% per annum and a 30-year amortization. The loan is collateralized by first mortgages on the four properties, whose carrying value approximated $23.3 million at December 31, 1997.

(P) On March 5, 1997, permanent financing for these properties was provided by a $21.5 million conventional fixed rate loan from NACC. Under the terms of the loan agreement, the Company makes monthly principal and interest payments based on an interest rate of 8.08% per annum and a 30-year amortization. The loan is collateralized by first mortgages on the two properties, whose carrying value approximated $24.0 million at December 31, 1997.

(Q) On April 17, 1997, the Company refinanced $8.5 million of fixed-rate, tax-exempt bonds issued by the Industrial Development Board of the Metropolitan Government of Nashville and Davidson County (the "Bellevue Bonds") and secured by the Crossings of Bellevue

                           AMBASSADOR APARTMENTS, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

     property whose carrying value approximated $15.8 million at December 31, 1997. The Bellevue Bonds now bear interest at a floating rate that is reset weekly by the remarketing agent at a minimum rate required to remarket the bonds at par. The Bellevue Bonds are credit enhanced by the FNMA Facility and mature on December 15, 2027. Prior to the refinancing the Bellevue Bonds, the Company made monthly principal and interest payments based on a 30 year amortization. The Bellevue Bonds bore interest at 9.3%.

 INTEREST RATE PROTECTION FACILITIES

     On August 31, 1994, the Company acquired an interest rate cap for approximately $5.6 million to protect itself from interest rate fluctuations. On March 14, 1996, the Company sold its interest rate protection contract for approximately $1.5 million. As a result of this sale, the Company recognized a $2.1 million loss, net of minority interest.

     On March 14, 1996, the Company entered into swap transactions (the "Basis Risk Swap") with Nomura Capital Services, Inc. ("NCSI" ) (subsequently assigned to Salomon Brothers) pursuant to which the Company pays to Salomon Brothers a variable rate (72.5% of 90-day LIBOR) on a notional amount of $130.0 million (composed of a $55 million and a $75 million agreement). The Company receives a floating rate based on the Kenny Index. The Basis Risk Swap matures on February 26, 1999. As a result of the cancellation of certain swaps in December 1996 (described below), the notional of $103.5 million of the Basis Risk Swap no longer provides the Company a hedge against interest rate risk and has, therefore, been recorded at its fair value. The fair value of the $103.5 million notional amount was approximately $588,000 and $798,000 at December 31, 1997 and 1996, respectively, and is included in other liabilities in the consolidated balance sheets. In 1997, a fair value adjustment of approximately $140,000 was recorded in general and administrative expenses in the consolidated statements of operations. At December 31, 1997 and 1996, respectively, the Company had approximately $1.5 million and $4.2 million posted as collateral with respect to the Basic Risk Swap.

     On October 3, 1996, the Company entered into an interest rate swap transaction (the "Goldman Swap") with Goldman Sachs Capital Markets, L.P. ( "Goldman" ) pursuant to which the Company pays a fixed rate on a notional amount of $26.5 million of its variable rate tax-exempt bonds. Under this swap agreement, the Company pays a fixed rate of 6.84% to Goldman and receives a floating rate based on 90-day LIBOR. At both December 31, 1997 and 1996, the Company had approximately $565,000 posted as collateral with respect to the Goldman Swap. The swap agreement matures on October 3, 2003.

     On December 9, 1996, the Company canceled certain of its swap agreements. The loss on cancellation of the swap agreements of approximately $1.4 million is being amortized over the original life of the swaps and recognized as an adjustment to interest expense on the underlying bonds.

                           AMBASSADOR APARTMENTS, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

     Also on December 9, 1996, the Company entered into a swap transaction with CLNY. Pursuant to this swap agreement, the Company pays a fixed rate on a notional amount of $186.5 million (including $16.5 of Williamsburg debt) of its variable rate tax-exempt bonds. Under the terms of the agreement, the Company pays to CLNY a fixed rate of 4.636% on a notional amount of $186.5 million and receives a floating rate based on the PSA Municipal Swap Index. The swap agreement matures on December 9, 2003.

     Effective March 3, 1997, the Company entered into a swap transaction with CLNY in order to hedge itself against interest rate fluctuations with respect to the bonds secured by the Crossroads property. Pursuant to the terms of the swap agreement, the Company will pay a fixed rate of 4.85% per annum on a notional amount of $6.0 million and receive a variable rate based on the PSA Municipal Swap Index. The swap agreement terminates on March 3, 2004.

     Pursuant to the terms of the swaps and related credit support agreements, the Company is required to post collateral to the swap providers for an amount equal to their exposure, as defined, in each case to the extent that a specified threshold is exceeded. The collateral posted by the Company may be in the form of cash or governmental securities as determined by the Company. At December 31, 1997, the Company has posted approximately $5.2 million (including Williamsburg) in cash collateral under its swap agreements. The Company estimates that for every .25% decrease in the LIBOR interest rate yield curve, it will be required to post approximately $2 million of additional collateral with the swap providers. If interest rates rise, the Company estimates that for every .25% increase in the LIBOR interest rate yield curve, recovery of the posted collateral of a similar amount will be received up to the outstanding collateral balances.

     Effective April 17, 1997, the Company entered into an interest rate cap agreement with CLNY at a purchase price of $756,370 to protect itself against interest rate fluctuations with respect to bonds encumbering the Crossings of Bellevue and Trails of Ashford properties. Pursuant to the terms of the interest rate cap agreement, the interest rate is limited to 4.95% per annum on a notional amount of $17.6 million. The interest rate cap agreement terminates on April 17, 2004.

     Effective April 25, 1997, the Company entered into an interest rate cap agreement with CLNY at a purchase price of $234,000 to protect itself against interest rate fluctuations with respect to the bonds secured by the Sandalwood property. Pursuant to the terms of the interest rate cap agreement, the interest rate is limited to 6.5% per annum on a notional amount of $4.0 million. The interest rate cap agreement terminates on April 26, 2004.

     Effective September 11, 1997, the Company entered into an interest rate cap agreement with CLNY at a purchase price of $58,000 to protect itself against interest rate fluctuations with respect to the taxable bonds secured by the Shallow Creek property. Pursuant to the terms of the interest rate cap agreement, the interest rate is limited to 6.53% per annum on a notional amount of $2.3 million. The interest rate cap agreement terminates on September 11, 2002.

                           AMBASSADOR APARTMENTS, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

OTHER

     Interest costs were as follows:

                                                  (In Thousands)
                                              Year Ended December 31,
                                       ----------------------------------------
                                         1997            1996             1995
                                       -------          -------          ------
 Interest incurred.................    $22,569          $14,145          $8,903
 Interest paid.....................     22,928           13,232           8,995

     Scheduled principal payments of bonds and notes payable and sinking fund deposits as of December 31, 1997 are as follows:

                                               (IN 000'S)
                                               ----------
                       1998.................      $55,261
                       1999.................        5,430
                       2000.................        5,800
                       2001.................        6,194
                       2002.................        6,611
                       Thereafter...........      308,353
                                               ----------
                                                 $387,649
                                               ----------
                                               ----------

5. ESCROW DEPOSITS - RESTRICTED

     Escrow deposits consist primarily of reserves for (i) collateral for swap contracts entered into by the Company, (ii) recurring capital expenditures, (iii) real estate taxes, (iv) insurance, (v) sinking fund deposits, and (vi) additional collateral for debt.

6.   NOTE RECEIVABLE - OFFICER

     Concurrent with the Offering, the Operating Partnership made a limited recourse loan to a senior executive of the Company in the amount of $1.0 million which he used to pay income taxes due in connection with the transfer to him of 156,250 Common Units. The loan was collateralized by a subordinate pledge of these Common Units. The loan bore interest at 8% per annum and had a maturity date of March 1, 1998. On December 29, 1997, the senior executive repaid the entire outstanding principal balance on this loan.

7.   UTILITY DEPOSITS

     Certain Property Partnerships are required to place escrow deposits with local utility companies. The deposits are typically for a two year period and accrue interest at an average rate of approximately 4% per annum. Total utility deposits, including accrued interest, at December 31,

                           AMBASSADOR APARTMENTS, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1997 and 1996 are approximately $1.1 million and $1.0 million, respectively. Such deposits are included in accounts receivable.

8.   STOCK OPTION PLAN

     The Company has established a stock option plan for the purpose of attracting and retaining directors, executive officers and other significant employees via three stock incentive plans (collectively, the "Stock Incentive Plan"). The 1994 Stock Incentive Plan, as amended, authorized the issuance of options to purchase 469,000 shares of Common Stock. The 1996 Stock Incentive Plan, as amended in March 1997, authorized the issuance of options to purchase 250,000 shares of Common Stock. The Board of Directors of the Company established a new stock option plan in 1997 (the "1997 Stock Incentive Plan"), which authorized the issuance of options to purchase up to 1.6 million shares of Common Stock.

     Options outstanding as of December 31, 1997, have exercise prices ranging from $15.53 to $24.25, vest in certain cases immediately upon the grant date or up to four years, and have terms of five to ten years.

     At December 31, 1997, options for 1,654,490 shares of Common Stock are available for grant under the Stock Incentive Plan.

     Information on stock options is shown in the following table:

                 Options Outstanding                          Exercisable Options
-----------------------------------------------------     ---------------------------
                                   Weighted-Average                  Weighted-Average
                         Shares     Exercise Price         Shares     Exercise Price
                        --------   ----------------       -------    ----------------
 January 1, 1995         342,000       $16.00
 Options granted          19,000        15.64
                        --------
 December 31, 1995       361,000        15.98             160,999        $15.95
 Options granted         230,500        20.26
                        --------
 December 31, 1996       591,500        17.63             391,750        $16.90
 Options granted          73,010        23.68
 Options exercised      (192,000)       16.65
 Options expired         (25,000)       22.00
                        --------
 December 31, 1997       447,510        18.80             384,128        $18.07
                        --------
                        --------

                           AMBASSADOR APARTMENTS, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                                              Exercisable Options at
           Options Outstanding at December 31, 1997              December 31, 1997
 -----------------------------------------------------------  ----------------------
                                                   Weighted
                                                    Average               Weighted
                                                   Remaining              Average
      Range of                  Weighted Average      Life                Exercise
   Exercise Prices    Shares     Exercise Price     (Years)     Shares     Price
   ---------------   -------    ----------------   ---------    -------    --------
 $15.53 to $20       277,000    $    16.39            6.8       277,000    $  16.39

 $21 to $24.25       170,510         22.72            9.2       107,128       22.40
                     -------    ----------------   ---------    -------    --------
                     447,510    $    18.80            7.7       384,128    $  18.07
                     -------    ----------------   ---------    -------    --------
                     -------    ----------------   ---------    -------    --------

     The effects on 1997, 1996, and 1995 pro forma net income and pro forma earnings per common share of amortizing to expense the estimated fair value of stock options are not necessarily representative of the effects on net income to be reported in future years due to such things as the vesting period of the stock options, and the potential for issuance of additional stock options in future years. For purposes of pro forma disclosures, the estimated fair value of the options is amortized to expense over the options' vesting period. Had compensation cost been determined using the fair market value-based accounting method for options granted in 1997, 1996, and 1995, pro forma information would be as follows (in thousands, except for earnings per share information):

                                                                    1997       1996     1995
                                                                  -------    -------   ------
      Unaudited pro forma net (loss) income available to common
           shareholders.........................................  $(2,003)   $(5,068)  $9,862
      Unaudited pro forma (loss) earnings per common share -
           basic and diluted....................................    (0.20)     (0.57)    1.10

     The weighted average fair value of an option granted in 1997, 1996, and 1995 was $2.52, $6.16 and $5.16, respectively. The Black-Scholes option pricing model was developed for use in estimating the fair value of traded options which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of the options granted. For purposes of fair market value disclosures, the fair market value of an option grant was estimated using the Black-Scholes option pricing model with the following weighted-average assumptions:

                              AMBASSADOR APARTMENTS, INC.
                       NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


                                         1997    1996    1995
           Risk-free interest rate. . .    5.8%    5.7%    6.8%
           Dividend yields. . . . . . .   *0.0%   *0.0%   *0.0%
           Volatility . . . . . . . . .   19.6%   19.0%   19.0%
           Expected life of option. . .    1.0     4.6     5.0

           * Management believes that the stock price reflects the expected dividend rate.

9.   SAVINGS PLAN

     Effective January 1, 1996, the Company established for the employees of the Company a retirement plan with a salary deferral retirement feature, which qualifies under section 401 of the Code (the "401(k) Plan"). The 401(k) Plan permits the employees of the Company to defer a portion of their compensation in accordance with the provisions of section 401(k) of the Code.
 The 401(k) Plan allows participants to defer up to 15% of their eligible compensation on a pre-tax basis subject to certain maximum amounts. In addition, a profit sharing feature of the 401(k) Plan provides for a contribution by the Company to be made annually on behalf of each participant in an amount, if any, as determined by the Company based upon a to-be-determined percentage of increases in profitability from year to year. The Company contributed a total of approximately $33,000 in February 1997, on behalf of the participants. Amounts contributed by the Company on behalf of the participant will vest over a period of five years (20% per year).
Amounts contributed by the Company and amounts contributed by the participants will be held in trust until distributed to the participant pursuant to the provisions of the 401(k) Plan.

10.  PREFERRED STOCK

     The Company is authorized to issue up to 20 million shares of preferred stock. On August 15, 1996, the Company issued 1,351,351 shares of Class A Preferred Stock, par value $.01, for $18.50 per share or an aggregate amount of $25 million. Net of underwriting discounts and expenses, the Company received approximately $24.1 million in net proceeds from the issuance. The Company contributed the proceeds to the Operating Partnership in exchange for 1,351,351 Class A Preferred Units of the Operating Partnership. The Operating Partnership, in turn, used such proceeds primarily for property acquisitions.

     The dividend on the shares of Class A Preferred Stock issued and outstanding is paid quarterly at an annual rate of (i) $1.68 per share of Class A Preferred Stock, on or prior to August 14, 1997, (ii) for the period August 15, 1997 through August 14, 1998, $1.73 per share of Class A Preferred Stock, (iii) for the period August 15, 1998 through August 14, 1999, $1.78 per share of Class A Preferred Stock, (iv) for the period August 15, 1999 through August 14, 2001, $1.84 per share of Class A Preferred Stock, (v) for the period August 15, 2001 through August 14, 2002, $1.89 per share of Class A Preferred Stock, and (vi) on or after August 15, 2002, the greater of (x) $1.68 per Class A Preferred Stock, per annum or (y) the product of 1.05 of the dividend paid to Common

                              AMBASSADOR APARTMENTS, INC.
                       NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Stock. Each share of Class A Preferred Stock is convertible into one share of Common Stock at the sole and absolute discretion of the holder.

     The Company has the right to redeem the Class A Preferred Stock on or after August 15, 2001. Prior to August 14, 2002, the Company has the right to redeem this Class A Preferred Stock at a premium of 1.06% of the per share purchase price of $18.50. The premium to be paid upon redemption of the Class A Preferred Stock decreases over an eight year period to zero by August 15, 2010. In the event of a change of ownership of the Company, the Company may be required by the holder of Class A Preferred Stock to purchase all of the shares of Class A Preferred Stock at a price equal to the lesser of (i) $19.98 or (ii) the price at which the Company has the right to redeem shares of Class A Preferred Stock from the holders as described above (see Note 3).

     Except as limited by law, the holders of the Class A Preferred Stock are entitled to vote or consent on all matters submitted to the holders of Common Stock together with the common stock as a single class. Each share of Class A Preferred Stock will entitle the holder to one vote for each share of common stock into which such Class A Preferred Stock is convertible as of the record date for such vote or consent.

 11. SHELF REGISTRATION

     In June 1997, the Company registered 2.5 million shares of Common Stock pursuant to an equity shelf registration statement, of which 1.3 million registered Common Shares were sold on June 30, 1997 (the "Offering") at prices between $22.375 and $22.625. The closing price of a Common Share on June 17, 1997 (the date the Company entered into an agreement to sell 1.3 million shares of Common Stock) was $22.625. The Company received gross proceeds of approximately $29.3 million; net proceeds approximated $28.8 million. The Company used $20.7 million of the net proceeds received from the Offering to repay the short-term bridge loan borrowed pursuant to the amendment to the NACC Revolving Loan used to acquire the Cedar Creek and Park Colony properties and the balance to repay a portion of the principal outstanding under the NACC Revolving Loan and the CLNY Unsecured Line of Credit.

12.  DIVIDENDS AND DISTRIBUTIONS TO STOCKHOLDERS AND MINORITY INTEREST

     The total dividends declared and paid to holders of Common Stock in 1997 and 1996 were approximately $15.7 million and $14.3 million, respectively, each representing $1.60 per share. Of the dividends paid to stockholders in 1997, approximately $1.10 per share of Common Stock is considered to be a return of capital.

     The total dividends authorized for payment to holders of Class A Preferred Stock in 1997 and 1996 were approximately $2.3 million and $851,000, respectively, representing $1.70 and $0.63 per share, respectively. Dividends paid to holders of Class A Preferred Stock in 1997 and 1996 were approximately $2.3 million and $284,000, respectively.

                              AMBASSADOR APARTMENTS, INC.
                       NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

     Total distributions to the Minority Interest include distributions to the Common Units held by the Limited Partners as well as distributions made to Investor I and Investor II. Amounts declared in 1997 and 1996 for the Common Units held by the Limited Partners each represent $1.60 per Common Unit. The following table summarizes the distributions declared and paid to the Minority Interest during 1997 and 1996:

                              (Dollars in thousands)
                         For the year ended December 31,
                    -----------------------------------------
                           1997                   1996
                    -------------------    -------------------
                      Declared   Paid        Declare     Paid
                      -------    ----        -------     -----
Limited Partners....   $1,447   $1,447        $1,542    $1,542
Investor I..........    1,826    1,756         1,274     1,129
Investor II.........      527      497           346       308

13.  EARNINGS PER SHARE OF COMMON STOCK

     The following table sets forth the computations of basic and diluted earnings per share of Common Stock:

                                              Dollars in Thousands
                                          Except For Per Share Amounts
                                          -----------------------------
                                          1997         1996       1995
                                          ----         ----       ----
Numerator:
     Net income before extraordinary
        item. . . . . . . . . . . . . .    $2,542     $1,094     $5,587
     Preferred stock dividends. . . . .     2,296        851         --
                                          --------   --------    -------
     Net income available to
          common stockholders before
          extraordinary item. . . . . .       246        243      5,587
     Extraordinary item . . . . . . . .     1,384      4,653      4,360
                                          --------   --------    -------
     Numerator for basic and diluted
           earnings per share-income
           available to common
           stockholders . . . . . . . .   $(1,138)   $(4,410)     $9,947
                                          --------   --------    -------
                                          --------   --------    -------

Denominator:
     Denominator for basic earnings
          per share - weighted-
          average shares. . . . . . . . 9,834,710  8,958,525  8,958,525
     Effect of dilutive securities:
          Employee stock options. . . .   101,163     53,585         --
                                        ---------- ----------  ---------
     Denominator for diluted earnings
          per share-adjusted weighted
          average shares and assumed
          conversions . . . . . . . . . 9,935,873  9,012,110  8,958,525
                                        ---------- ----------  ---------
                                        ---------- ----------  ---------
Basic earnings per share. . . . . . . .$   (0.12) $   (0.49)  $    1.11
                                        ---------- ----------  ---------
                                        ---------- ----------  ---------
Diluted earnings per share. . . . . . .    $(0.11)    $(0.49)      $1.11
                                        ---------- ----------  ---------
                                        ---------- ----------  ---------

                              AMBASSADOR APARTMENTS, INC.
                       NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

     Options to purchase 57,510 shares of Common Stock at prices ranging from $23.63 per share to $24.25 per share and conversions into Common Stock of Common Units, Class A Preferred Stock and Investors I and II limited partnership interests in certain of the Company's consolidated subsidiaries were not included in the computation of diluted earnings per share because of antidilutive effects.

     For additional disclosures regarding Investors I and II, employee stock options and Class A Preferred Stock, see Notes 2, 8, and 10, respectively.

14.  FAIR VALUE OF FINANCIAL INSTRUMENTS

     The following methods and assumptions were used by management in estimating fair value disclosures for financial instruments:

     CASH AND CASH EQUIVALENTS:  The carrying amount reported in the balance sheet for cash and cash equivalents approximates fair value.
     ESCROW DEPOSITS-RESTRICTED: The carrying amount reported in the balance sheet for escrow deposits approximates fair value.
     ESCROWED BOND FUNDS-RESTRICTED:  The carrying amount reported in the balance sheet for escrowed bond funds-restricted approximates fair value.
     NOTE RECEIVABLE-OFFICER:  The carrying amount reported in the balance sheet for the  note receivable-officer approximates fair value.
     INTEREST RATE CAPS:  The fair value of the interest rate cap agreements is estimated based on the Company's current replacement costs for similar interest rate protection contracts.
     INTEREST RATE SWAPS: The fair value of the interest rate swaps is estimated based on current settlement values.
     BONDS PAYABLE:  The carrying amounts of the Company's variable rate bonds approximate their fair value.  Fair value of fixed rate bonds are
          estimated   based on quoted market prices for similar borrowings.
     NOTES PAYABLE: The carrying amounts of the Company's notes payable approximate their fair values based on the Company's current borrowing rates for similar types of borrowing arrangements. The carrying amount of accrued interest approximates its fair value.

                              AMBASSADOR APARTMENTS, INC.
                       NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

     The carrying amounts and fair value of the Company's financial instruments at December 31, 1997 and 1996 are as follows:

                                        (IN THOUSANDS)                (IN THOUSANDS)
                                             1997                          1996
                                    ------------------------      ------------------------
                                     Carrying          Fair        Carrying       Fair
                                      Amount           Value        Amount        Value
                                    -----------     ---------     -----------     ---------
ASSETS:
Cash and cash equivalents. . . . .  $4,448            $4,448        $4,002       $4,002
Escrow deposits. . . . . . . . . .  30,588            30,588        30,897       30,897
Escrowed bond funds - restricted .     250               250           549          549
Note receivable - officer. . . . .      --                --         1,000        1,000
Interest rate caps . . . . . . . .     937               350            --           --
LIABILITIES:
Bonds payable. . . . . . . . . . . 313,097           313,097       279,355      279,355
Notes payable. . . . . . . . . . .  74,552            74,552        79,974       79,974
Interest rate swaps. . . . . . . .     588             5,123           798        1,459

15.  GAIN ON SALE OF RENTAL PROPERTY

     On December 15, 1995, the Company sold the Laurelwood property for $7.7 million, net of closing costs. Laurelwood had a net cost basis of $6.6 million, net of accumulated depreciation of approximately $464,000. The Company also wrote-off approximately $20,000 of unamortized deferred financing fees. As a result of the transaction described above, the Company realized a gain of approximately $966,000, net of minority interest of approximately $104,000.

16.  EXTRAORDINARY ITEMS

     During 1997, unamortized deferred financing costs were written off upon refinancing the Bank One Loan. As a result, the Company recognized an extraordinary loss of approximately $900,000, which is net of minority interest of $90,000. In addition, the Company's share of income/loss from investments in and advances to unconsolidated real estate limited partnerships includes an extraordinary loss of approximately $484,000, which is net of minority interest of approximately $44,000.

     During 1996, unamortized deferred financing costs were written off upon reissuance of certain bonds in connection with replacement of credit enhancement. As a result, the Company recognized an extraordinary loss of approximately $4.3 million, which is net of minority interest of $1.5 million. The Company also wrote off unamortized deferred financing costs upon the early repayment of bridge financing; the Company recognized an extraordinary loss of approximately $209,000, which is net of minority interest of $22,000. In addition, the Company's share of income/loss from investments in unconsolidated real estate limited partnerships includes an extraordinary loss of $159,000, which is net of minority interest of $17,000.

     As a result of the Company's acquisition of its fixed rate bonds (see Note
4) and subsequent discounts to the original purchase price paid to purchase such bonds, the Company recognized an extraordinary gain of approximately $2.3 million in 1995, net of minority interest of $253,000 and the $562,000 write-off of deferred financing costs and other loan fees associated with the bridge financing used to acquire the fixed rate bonds. In addition, the Company's share of income/loss from investments in unconsolidated real estate limited partnerships includes extraordinary income of $2.0 million, net of minority interest of $218,000.

17.  ACQUISITIONS

     During the year ended December 31, 1997, the Company acquired the properties listed below. Each property was purchased from an unaffiliated third party. The acquisitions have been accounted for using the purchase method of accounting and, accordingly, the acquired assets are included in the statement of operations from their respective dates of acquisition. Acquisition cost includes the purchase price of the property and related closing costs.

                                                            (In thousands)
 Purchase                                                    Acquisition
   Date         Property         Location       Units            Cost
---------   --------------   ---------------    -----       ---------------
3/11/97     Palencia (1)     Tampa, FL           420           $15,387
6/27/97     Park Colony (2)  Norcross, GA        352            14,709
6/27/97     Cedar Creek (2)  San Antonio, TX     392            7,333


     (1) The Company assumed $13.3 million of fixed rate tax-exempt bonds, which are collateralized by Palencia.

     (2) The Company financed the acquisitions of Park Colony and Cedar Creek using borrowings under the NACC Revolving Loan (see Note 4).

18.  LEGAL PROCEEDINGS

     The Company is involved in a variety of legal proceedings arising in the
ordinary course of business.   It is management's belief that, collectively, all
such proceedings are not expected to have a material impact on the Company's financial position.


19.  SUBSEQUENT EVENTS

                        AMBASSADOR APARTMENTS, INC.
                NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

     On February 4, 1998, the Board of Directors of the Company (the "Board") authorized distribution payments of approximately $4.6 million, or $0.40 per Common Unit, to holders of Common Units of the Operating Partnership for the quarter ended December 31, 1997. The distributions were paid on February 17, 1998. The Board also authorized distribution payments of $584,459, or $0.4325 per Preferred Unit, to holders of Preferred Units of the Operating Partnership for the quarter ended December 31, 1997. This distribution was also paid on February 17, 1998.

     On February 4, 1998, the Board declared a quarterly dividend of $0.40 per share of Common Stock to the Common Stockholders of the Company for the quarter ended December 31, 1997. The dividends were paid on February 17, 1998, to holders of record as of February 12, 1998. The Board also authorized a quarterly dividend of $0.4325 per Preferred Stock to the holder of Preferred Stock of the Company for the quarter ended December 31, 1997. This dividend was also paid on February 17, 1998.

     In November 1997, the Company obtained a $20 million standby commitment (the "Standby Commitment") from Bank of America National Trust and Savings Association for the benefit of FNMA. On February 4, 1998, under the terms of FNMA's Consent and the Standby Commitment, FNMA released the Standby Commitment. In connection with the release, the Company wrote off approximately $349,000 of unamortized deferred financing costs.

     On March 5, 1998, the Industrial Development Authority of the City of Phoenix, Arizona issued $6.0 million of variable rate, tax-exempt bonds (the "Heather Ridge Bonds") for the benefit of the Heather Ridge property. The Heather Ridge Bonds, which are collateralized by the Heather Ridge property, are credit enhanced under the FNMA Facility. The Heather Ridge Bonds will mature on December 15, 2037 and bear interest at a floating rate that is reset weekly by the remarketing agent at the minimum rate required to remarket the bonds at par. The Company used net proceeds of $5.5 million to repay a portion of the outstanding principal on the NACC Revolving Loan and the remainder to fund working capital. In addition, the Company entered into an interest rate cap agreement with CLNY at a purchase price of $9,000 to protect itself against interest rate fluctuations with respect to the Heather Ridge Bonds. Pursuant to the terms of the interest rate cap agreement, the interest rate is limited to 4.8% per annum on a notional amount of $6.0 million. The interest rate cap agreement terminates on March 15, 1999.

                        AMBASSADOR APARTMENTS, INC.
                NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

20.  PRO FORMA FINANCIAL INFORMATION - UNAUDITED

     The following unaudited table of pro forma information has been prepared as if the acquisition of three properties in 1997, the acquisition of 13 properties in 1996, and the formation of G.P. Holdings had occurred as of the beginning of each year presented. In management's opinion, the pro forma is not indicative of consolidated results of operations that may have occurred had the above transactions taken place on January 1 of each year.

                                                       (In Thousands except
                                                        per share amounts)
                                                    Pro Forma for the Year Ended
                                                    ----------------------------
                                                            (unaudited)
                                                         1997           1996
                                                    ------------     -----------
      Total revenues...........................     $96,099         $92,473
      Property operating expenses..............      44,498          41,156
      Depreciation and amortization............      20,993          19,883
      Interest.................................      26,326          26,123
      Income from investment in
           unconsolidated real estate limited
           partnerships........................        (402)           (218)
                                                     -------         -------
      Total expenses...........................       91,415          86,944
                                                     -------         -------
      Income before minority interest, loss on
           sale of investment, loss on sale of
           interest rate cap, and extraordinary
           item................................      $ 4,684         $ 5,529
                                                     -------         -------
                                                     -------         -------
      Income per share of Common Stock -
           diluted.............................      $  0.43         $  0.55
                                                     -------         -------
                                                     -------         -------

     The pro forma financial information includes the following adjustments:
(i) an increase to rental revenues, property operating expenses and related interest expense to reflect the acquisitions in 1996 and 1997; (ii) an increase in general and administrative expense to reflect additional costs associated with increasing the size of the portfolio; (iii) an increase in depreciation to reflect the acquisitions noted in (i) above; and (iv) an increase in income from investment in unconsolidated real estate limited partnerships to reflect the formation of G. P. Holdings.

     Income has not been reduced for Minority Interests, and income per share assumes that all limited partnership interests in the Operating Partnership have been converted to shares of Common Stock; therefore, the total Common Stock outstanding at January 1, 1997 and 1996 would have been 10,840,707 and 9,976,093, respectively.

                                      AMBASSADOR APARTMENTS, INC.
                       SCHEDULE III - REAL ESTATE AND ACCUMULATED DEPRECIATION
                                          DECEMBER 31, 1997
                                       (DOLLARS IN THOUSANDS)

                                                                         COST CAPITALIZED SUBSEQUENT
                                         INITIAL COST TO COMPANY               TO ACQUISITION
                                     -------------------------------     -----------------------------
                                                          BUILDINGS,             BUILDINGS &
                                                          FURNITURE             IMPROVEMENTS
                                       ENCUM-                 &                  FURNITURE &
        DESCRIPTION                   BRANCES   LAND      EQUIPMENT     LAND      EQUIPMENT     TOTAL
 -----------------------------       --------  -------    ---------    ------   ------------  --------
 Management Business                 $  2,010  $ --        $  --       $ --        $  1,597   $  1,597
 Properties:
 Prime Crest (Austin, TX)               2,400      670          857       314         2,544      2,858
 Royal Crest (Austin, TX)               3,400      805        1,183       392         3,321      3,713
 Aspen Hills (Austin, TX)               9,800    2,051        4,891        --         4,513      4,513
 Eagle's Nest (San Antonio, TX)         5,200      975        1,791       181         4,393      4,574
 LaJolla (San Antonio, TX)             10,000    1,944        1,434       484        10,592     11,076
 Cape Cod (San Antonio, TX)             8,100    1,360        5,617       259         2,831      3,090
 Braesview (San Antonio, TX)           20,500    2,599       14,916       380         5,429      5,809
 Mesa Ridge (San Antonio, TX)           5,100      630        3,654       189         2,649      2,838
 Harbor Cove (San Antonio, TX)          5,900    1,174        3,575        --         1,529      1,529
 Brookdale Lakes  (Naperville, IL)     14,800    1,295           --       234        18,077     18,311
 Bent Oaks (Austin, TX)                 4,400    1,078        3,823        16         1,001      1,017
 Coral Cove (Clearwater, FL)            3,999    1,289        4,570        22           598        620
 Mountain View
 (Colorado Springs, CO)                    --      644        8,552        28           875        903
 Privado Park (Mesa, AZ)                9,200      600        6,898        39         2,056      2,095
 Quail Ridge (Tucson, AZ)               6,400    1,202        4,023        28         1,201      1,229
 Shadow Creek (Phoenix, AZ)             5,600    1,559        5,526        29         1,147      1,176
 Summit Creek (Austin, TX)              3,555    1,067        4,013        18           560        578
 Tatum Gardens (Phoenix, AZ)            3,456      916        4,171        14           373        387
 Vista Ventana (Phoenix, AZ)            6,400    1,146        4,581        32         1,103      1,135
 Cypress Ridge (Houston TX)             4,250    1,306        2,649        --         1,262      1,262
 The Mills (Houston, TX)               14,575    5,773       10,187        --         3,466      3,466
 Sandalwood (Houston, TX)               4,000    1,647        3,625        --         1,928      1,928
 Trails of Ashford  (Houston, TX)       9,050    2,056        6,949        --         1,998      1,998
 Westway Village (Houston, TX)          4,888    2,961        4,506        --         1,332      1,332
 Stratford (San Antonio, TX)            5,945    1,583        8,722        --         1,622      1,622
 The Broadmoor (Austin, TX)             6,000    1,158        4,626        --         1,124      1,124
 Windridge (San Antonio, TX)            6,270    1,122        7,278        --           903        903
 Shallow Creek (San Antonio, TX)        4,600    1,083        5,017        --           834        834
 Tierra Bonita (Tucson, AZ)             6,000    1,550        6,250        --         1,502      1,502
 Country Club West (Greely, CO)        11,344      646       12,254        --           829        829
 Courtney Park (Fort Collins, CO)      10,050    1,556       10,344        --           710        710
 Crossroads (Phoenix, AZ)               6,000      432        7,004        --         1,192      1,192
 Franklin Oaks (Franklin, TN)          17,700    2,932       21,570        --         1,094      1,094
 Falls of Bells Ferry (Atlanta, GA)    28,335    6,250       25,751        --         1,089      1,089


                                          GROSS AMOUNT AT WHICH CARRIED
                                                AT CLOSE OF PERIOD
                                       -----------------------------------
                                                    BUILDINGS &                                  DATE
                                                   IMPROVEMENTS                               CONSTRUCTED
                                                    FURNITURE &                 ACCUMULATED       (C)
        DESCRIPTION                     LAND         EQUIPMENT     TOTAL        DEPRECIATION  ACQUIRED(A)
 -----------------------------         -------     ------------   --------      ------------  ------------
 Management Business                   $  --          $  1,597    $  1,597          $771
 Properties:
 Prime Crest (Austin, TX)                  984           3,401       4,385           696      Mar. 1990 (A)
 Royal Crest (Austin, TX)                1,197           4,504       5,701           941      Mar. 1990 (A)
 Aspen Hills (Austin, TX)                2,051           9,404      11,455         1,890      June 1991 (A)
 Eagle's Nest (San Antonio, TX)          1,156           6,184       7,340         1,446      Jan. 1990 (A)
 LaJolla (San Antonio, TX)               2,428          12,026      14,454         2,138      June 1990 (A)
 Cape Cod (San Antonio, TX)              1,619           8,448      10,067         1,632      June 1990 (A)
 Braesview (San Antonio, TX)             2,979          20,345      23,324         3,685      Nov. 1990 (A)
 Mesa Ridge (San Antonio, TX)              819           6,303       7,122         1,249      Nov. 1990 (A)
 Harbor Cove (San Antonio, TX)           1,174           5,104       6,278         1,061      June 1991 (A)
 Brookdale Lakes  (Naperville, IL)       1,529          18,077      19,606         3,957      Dec. 1990 (C)
 Bent Oaks (Austin, TX)                  1,094           4,824       5,918           743      Oct. 1993 (A)
 Coral Cove (Clearwater, FL)             1,311           5,168       6,479           782      Oct. 1993 (A)
 Mountain View
 (Colorado Springs, CO)                    672           9,427      10,099         1,487      Oct. 1993 (A)
 Privado Park (Mesa, AZ)                   639           8,954       9,593         1,349      Oct. 1993 (A)
 Quail Ridge (Tucson, AZ)                1,230           5,224       6,454           866      Oct. 1993 (A)
 Shadow Creek (Phoenix, AZ)              1,588           6,673       8,261         1,020      Oct. 1993 (A)
 Summit Creek (Austin, TX)               1,085           4,573       5,658           727      Oct. 1993 (A)
 Tatum Gardens (Phoenix, AZ)               930           4,544       5,474           708      Oct. 1993 (A)
 Vista Ventana (Phoenix, AZ)             1,178           5,684       6,862           867      Oct. 1993 (A)
 Cypress Ridge (Houston TX)              1,306           3,911       5,217           509      Aug. 1994 (A)
 The Mills (Houston, TX)                 5,773          13,653      19,426         1,767      Aug. 1994 (A)
 Sandalwood (Houston, TX)                1,647           5,553       7,200           675      Aug. 1994 (A)
 Trails of Ashford  (Houston, TX)        2,056           8,947      11,003         1,086      Aug. 1994 (A)
 Westway Village (Houston, TX)           2,961           5,838       8,799           884      Aug. 1994 (A)
 Stratford (San Antonio, TX)             1,583          10,344      11,927         1,280    Sept.  1994 (A)
 The Broadmoor (Austin, TX)              1,158           5,750       6,908           691     Sept. 1994 (A)
 Windridge (San Antonio, TX)             1,122           8,181       9,303         1,009      Oct. 1994 (A)
 Shallow Creek (San Antonio, TX)         1,083           5,851       6,934           682      Jan. 1995 (A)
 Tierra Bonita (Tucson, AZ)              1,550           7,752       9,302           904      Feb. 1995 (A)
 Country Club West (Greely, CO)            646          13,083      13,729         1,266     April 1995 (A)
 Courtney Park (Fort Collins, CO)        1,556          11,054      12,610         1,070     April 1995 (A)
 Crossroads (Phoenix, AZ)                  432           8,196       8,628           758       May 1995 (A)
 Franklin Oaks (Franklin, TN)            2,932          22,664      25,596         1,980      Aug. 1995 (A)
 Falls of Bells Ferry (Atlanta, GA)      6,250          26,840      33,090         2,411      Aug. 1995 (A)


                                      AMBASSADOR APARTMENTS, INC.
                       SCHEDULE III - REAL ESTATE AND ACCUMULATED DEPRECIATION
                                         DECEMBER 31, 1997
                                       (DOLLARS IN THOUSANDS)

                                                                         COST CAPITALIZED SUBSEQUENT
                                         INITIAL COST TO COMPANY               TO ACQUISITION
                                     -------------------------------     -----------------------------
                                                          BUILDINGS,             BUILDINGS &
                                                          FURNITURE             IMPROVEMENTS
                                       ENCUM-                 &                  FURNITURE &
        DESCRIPTION                   BRANCES   LAND      EQUIPMENT     LAND      EQUIPMENT     TOTAL
 -----------------------------       --------  -------    ---------    ------   ------------  --------


 Madera Point (Mesa, AZ)             $  8,067  $   453     $ 10,568    $   --      $    785   $    785
 LaJolla de Tucson (Tucson, AZ)         4,967      954        3,929        --         1,177      1,177
 Stonybrook (Tucson, AZ)                4,028    1,732        7,206        --           957        957
 The Arbors (Deland, FL)                7,605    1,528        6,193        --           414        414
 Ocean Oaks (Port Orange, FL)          10,295    2,272        9,199        --           533        533
 Village Crossing
 (West Palm Beach, FL)                  7,000    2,015        7,238        --           351        351
 Haverhill Commons
 (West Palm Beach, FL)                  9,100    2,251        7,863        --           510        510
 Heather Ridge (Phoenix, AZ)            5,755    1,460        5,842        --           713        713
 Pine Shadows (Tempe, AZ)               7,350    1,890        7,561        --           958        958
 Crossings of Bellevue
 (Nashville, TN)                        8,540    1,871       13,918        --           618        618
 Hidden Lake (Tampa, FL)                4,605    1,257        4,599        --           994        994
 Legend Oaks (Tampa, FL)                8,263    1,939        7,178        --         1,490      1,490
 Sun Lake (Lake Mary, FL)              15,287    4,784       19,534        --         1,397      1,397
 Palencia (Tampa, FL)                  13,250    3,015       12,372        --         1,166      1,166
 Park Colony (Norcross, GA)                --    2,469       12,240        --           796        796
 Cedar Creek (San Antonio, TX)          4,310    1,002        6,331        --           433        433
                                     --------  -------    ---------    ------   ------------  --------
                                     $387,649  $85,951     $362,578    $2,659      $100,566   $103,225
                                     --------  -------    ---------    ------   ------------  --------
                                     --------  -------    ---------    ------   ------------  --------


                                          GROSS AMOUNT AT WHICH CARRIED
                                                AT CLOSE OF PERIOD
                                       -----------------------------------
                                                    BUILDINGS &                                  DATE
                                                   IMPROVEMENTS                               CONSTRUCTED
                                                    FURNITURE &                 ACCUMULATED       (C)
        DESCRIPTION                     LAND         EQUIPMENT     TOTAL        DEPRECIATION  ACQUIRED(A)
 -----------------------------         -------     ------------   --------      ------------  ------------


 Madera Point (Mesa, AZ)               $   453        $ 11,353    $ 11,806          $804      Feb. 1996 (A)
 LaJolla de Tucson (Tucson, AZ)            954           5,106       6,060           458     April 1996 (A)
 Stonybrook (Tucson, AZ)                 1,732           8,163       9,895           525       May 1996 (A)
 The Arbors (Deland, FL)                 1,528           6,607       8,135           340      Aug. 1996 (A)
 Ocean Oaks (Port Orange, FL)            2,272           9,732      12,004           509      Aug. 1996 (A)
 Village Crossing
 (West Palm Beach, FL)                   2,015           7,589       9,604           395      Aug. 1996 (A)
 Haverhill Commons
 (West Palm Beach, FL)                   2,251           8,373      10,624           436      Aug. 1996 (A)
 Heather Ridge (Phoenix, AZ)             1,460           6,555       8,015           309     Sept. 1996 (A)
 Pine Shadows (Tempe, AZ)                1,890           8,519      10,409           400     Sept. 1996 (A)
 Crossings of Bellevue
 (Nashville, TN)                         1,871          14,536      16,407           629      Oct. 1996 (A)
 Hidden Lake (Tampa, FL)                 1,257           5,593       6,850           249      Oct. 1996 (A)
 Legend Oaks (Tampa, FL)                 1,939           8,668      10,607           414      Oct. 1996 (A)
 Sun Lake (Lake Mary, FL)                4,784          20,931      25,715           793      Nov. 1996 (A)
 Palencia (Tampa, FL)                    3,015          13,538      16,553           617      Mar. 1997 (A)
 Park Colony (Norcross, GA)              2,469          13,036      15,505           297      Jun. 1997 (A)
 Cedar Creek (San Antonio, TX)           1,002           6,764       7,766           157      Jun. 1997 (A)
                                       -------     ------------   --------      ------------
                                       $88,610        $463,144    $551,754       $52,319
                                       -------     ------------   --------      ------------
                                       -------     ------------   --------      ------------

                                              S-2

                             AMBASSADOR APARTMENTS, INC.
              SCHEDULE III - REAL ESTATE AND ACCUMULATED DEPRECIATION
                                 DECEMBER 31, 1997
                               (Dollars in Thousands)
                                    (Continued)

Depreciation on building and improvements is calculated on the straight-line basis over the estimated useful lives of the assets as follows:

           Building ............................  30 to 40
           Building improvements ...............   5 to 30
           Furniture and equipment .............   3 to 12

The aggregate net cost of real estate assets for federal income tax purposes was approximately $486.2 million at December 31, 1997.

The change in total real estate assets and accumulated depreciation for the years ended
December 31, 1997, 1996 and 1995 are as follows:

                                                   Real Estate Assets
                                             --------------------------------
                                              1997          1996       1995
                                             --------     --------   --------
     Balance, beginning of year              $495,292     $343,869   $235,916
     Sale of rental property                       --           --     (7,024)
     Acquisitions and improvements             56,462      151,423    114,977
                                             --------     --------   --------
     Balance, end of year                    $551,754     $495,292   $343,869
                                             --------     --------   --------
                                             --------     --------   --------

                                                Accumulated Depreciation
                                              -------------------------------
                                                1997         1996       1995
                                              -------      -------    -------
     Balance, beginning of year               $33,340      $19,910    $11,480
     Depreciation expense                      18,979       13,430      8,894
     Sale of rental property                       --           --       (464)
                                             --------     --------   --------
     Balance, end of year                     $52,319      $33,340    $19,910
                                             --------     --------   --------
                                             --------     --------   --------